Sales Report:Supplement No. 65 dated Oct 23, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 426381
This series of Notes was issued and sold upon the funding of the borrower loan #39062, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Sep-30-2009
				Auction end date:	Oct-14-2009

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 23.37%	Starting monthly payment:	$348.39
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 11.35%	Final monthly payment:	$294.65

Auction yield range:	3.27% - 22.00%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1997	Debt/Income ratio:	10%
Credit score:	840-860 (Sep-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	32y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	brilliant-dinero5	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
'Helping My Sister"
Purpose of loan:
This loan will be used to? help my Sister.? We all need help at one time in our lives and She is in need at this time. I am updating information on a loan request I had applied for previously, but was not fully funded.? I was asked why I had (1) one negative report on my credit bureau report.? I had not checked my credit report in two years and did not have a answer.? I do now.? Capital-One and I had a battle over money I did not owe.? They won and I lost.? I did pay the $850.00 and they reported it to the credit bureaus.? I did not realize they did this.? I thought it was only for a bankruptcy.? I really do not want to take the money out of my 401k unless there is no other alternative.
Thank you for considering this loan.

My financial situation:
I am a good candidate for this loan because?I am creditworthy with stability of the same job, house and married to my Wife for over 30 years.
Have even lived in the same state all my life with the exception of my time with the Army.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You personally will pay this loan back on time, regardless of your sister's future financial situation. This loan is YOUR loan, your responsibility entirely, and you will repay Prosper investors without fail. Reply in public you got my $1000. - sharp-credit
A: This loan is mine. My Sister is not even aware that I am going to loan Her the money. The monthly payment will be deducted from my checking account. Yes I will repay Prosper investors without fail. I hope to be able to help others when our state is part of the lending process. (Oct-08-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	9/30/2009 4:09:45 PM
ok	$25.00	$25.00	9/30/2009 4:08:52 PM
CULPEPPERGROUP	$25.00	$25.00	9/30/2009 4:16:41 PM
Guiren	$50.00	$50.00	9/30/2009 4:24:40 PM
MidnightBank	$25.00	$25.00	9/30/2009 7:39:36 PM
eureka117	$25.00	$25.00	10/1/2009 6:05:35 AM
totoro	$25.00	$25.00	10/1/2009 7:24:27 AM
BankOfShaun	$25.00	$25.00	10/1/2009 11:10:26 AM
robot777	$25.00	$25.00	10/1/2009 4:40:31 PM
Barky52	$25.00	$25.00	10/3/2009 6:05:47 AM
puyanera	$25.00	$25.00	10/5/2009 5:45:54 AM
Halos2002	$40.78	$40.78	10/5/2009 3:30:44 PM
YoungTaxMan	$50.00	$50.00	10/5/2009 3:35:01 PM
building_community	$25.00	$25.00	10/5/2009 5:36:11 PM
phaded	$25.00	$25.00	10/5/2009 4:54:41 PM
NJournalist	$25.00	$25.00	10/5/2009 5:00:18 PM
FjLenders	$46.08	$46.08	10/5/2009 5:35:04 PM
BoughtTheFarm	$25.00	$25.00	10/5/2009 9:24:26 PM
fantastic-cash	$25.00	$25.00	10/6/2009 10:16:08 AM
RadCad1	$28.55	$28.55	10/6/2009 5:26:25 PM
irishcocacola	$25.00	$25.00	10/7/2009 9:27:24 AM
fiscal65	$25.00	$25.00	10/7/2009 9:27:28 AM
minista	$25.00	$25.00	10/7/2009 9:56:04 AM
twjh	$50.00	$50.00	10/7/2009 3:16:12 PM
junes08	$50.00	$50.00	10/7/2009 1:43:56 PM
buphigam	$25.00	$25.00	10/7/2009 4:11:31 PM
feedpaulyfaster	$25.00	$25.00	10/7/2009 4:06:51 PM
buffalobills	$25.00	$25.00	10/7/2009 7:12:15 PM
WhiteGiant	$25.00	$25.00	10/8/2009 6:42:08 AM
SpectrumCapital	$25.00	$25.00	10/8/2009 6:51:06 AM
peb44	$39.25	$39.25	10/8/2009 6:40:24 AM
hydrolucid	$25.00	$25.00	10/8/2009 9:31:34 AM
MAKEITAUTOMATIC	$25.00	$25.00	10/8/2009 12:05:59 PM
RSV	$25.00	$25.00	10/8/2009 5:18:36 PM
justalender	$50.00	$50.00	10/8/2009 5:16:09 PM
LesPaul1	$25.00	$25.00	10/8/2009 5:18:32 PM
Anacomical	$25.00	$25.00	10/8/2009 7:54:57 PM
ivar	$25.00	$25.00	10/8/2009 7:25:25 PM
vinayski	$25.00	$25.00	10/8/2009 8:11:14 PM
KHU2-B	$25.00	$25.00	10/9/2009 6:38:43 AM
theaterguy	$25.00	$25.00	10/9/2009 10:09:37 AM
power-cell	$80.00	$80.00	10/9/2009 1:37:43 PM
momentous-coin	$50.00	$50.00	10/10/2009 12:18:33 AM
REITRUST	$256.00	$256.00	10/11/2009 7:35:37 PM
Mahogany_Group	$50.00	$50.00	10/12/2009 8:31:25 AM
micah7345	$50.00	$50.00	10/11/2009 7:10:34 PM
wealth-safehouse9	$25.00	$25.00	10/11/2009 7:17:47 PM
tomjac2000	$25.00	$25.00	10/11/2009 7:52:10 PM
orgy63	$50.00	$50.00	10/12/2009 7:51:36 AM
LEBO	$25.00	$25.00	10/12/2009 12:23:44 PM
axelducheck	$25.00	$25.00	10/12/2009 4:08:58 PM
lender124	$25.00	$25.00	10/12/2009 4:21:20 PM
chapman18	$25.00	$25.00	10/12/2009 4:24:57 PM
JerryB96	$25.00	$25.00	10/12/2009 8:19:51 PM
flshdaskll	$30.13	$30.13	10/13/2009 4:26:52 AM
Zipcut	$160.00	$160.00	10/12/2009 10:12:16 PM
CaptainKirk	$50.00	$50.00	10/13/2009 6:14:58 AM
versatilenyguy	$100.00	$100.00	10/13/2009 4:58:11 AM
welovebutterflies	$50.00	$50.00	10/13/2009 9:08:31 AM
PhalanxBulldog	$25.00	$25.00	10/13/2009 9:01:22 AM
JTHarris	$100.00	$100.00	10/13/2009 9:39:04 AM
LandE2BG	$50.00	$50.00	10/13/2009 10:39:22 AM
vikings23	$25.00	$25.00	10/13/2009 2:03:43 PM
bigmoyo	$25.00	$25.00	10/13/2009 2:05:45 PM
socal-lender	$25.00	$25.00	10/13/2009 4:07:46 PM
icon7	$25.00	$25.00	10/13/2009 6:24:28 PM
Cherrypicker	$50.00	$50.00	10/13/2009 5:33:45 PM
drkosh	$50.00	$50.00	10/13/2009 5:22:16 PM
yogi1975	$25.00	$25.00	10/13/2009 6:42:09 PM
Astyanax	$25.00	$25.00	10/13/2009 6:54:07 PM
Hogan55	$61.32	$61.32	10/13/2009 6:13:29 PM
YummiBear	$25.00	$25.00	10/13/2009 7:34:07 PM
helpful-dough	$50.00	$50.00	10/13/2009 8:46:38 PM
vigilance-searcher	$125.00	$125.00	10/13/2009 9:09:03 PM
hope-lionheart1	$50.00	$50.00	10/13/2009 10:55:41 PM
rawsushi	$50.00	$50.00	10/14/2009 1:51:00 AM
Chosen-one	$37.18	$37.18	10/14/2009 1:53:58 AM
Redleg6	$25.00	$25.00	10/14/2009 6:44:03 AM
gain-nucleus	$50.00	$50.00	10/14/2009 7:17:16 AM
Lender50	$25.00	$25.00	10/14/2009 7:54:32 AM
sunny1985	$25.00	$25.00	10/14/2009 8:24:53 AM
bronzebomber	$26.49	$26.49	10/14/2009 9:18:50 AM
timothyb	$25.00	$25.00	10/14/2009 10:07:59 AM
SS123	$25.00	$25.00	10/14/2009 9:52:09 AM
Digs	$25.00	$25.00	10/14/2009 9:33:22 AM
Cory79	$28.04	$28.04	10/14/2009 9:44:05 AM
kf88	$25.00	$25.00	10/14/2009 10:40:51 AM
TP	$25.00	$25.00	10/14/2009 10:35:46 AM
catalystcf	$25.00	$25.00	10/14/2009 11:38:50 AM
db2070	$50.00	$50.00	10/14/2009 11:53:24 AM
Mikale360	$25.00	$25.00	10/14/2009 11:53:58 AM
organic-platinum	$25.00	$25.00	10/14/2009 12:53:17 PM
the-repayment-treaty	$80.00	$80.00	10/14/2009 1:09:09 PM
jer74	$157.41	$157.41	10/14/2009 12:50:09 PM
hondo44	$41.08	$41.08	10/14/2009 2:06:11 PM
TopHat64	$25.00	$25.00	10/14/2009 12:45:08 PM
us957165	$25.00	$25.00	10/14/2009 1:40:22 PM
generous-deal6	$50.00	$50.00	10/14/2009 1:40:34 PM
icon7	$25.00	$25.00	10/14/2009 3:01:40 PM
tender-ore	$25.00	$25.00	10/14/2009 2:52:39 PM
LAKETIME	$25.00	$25.00	10/14/2009 3:01:32 PM
mark1017-31	$33.68	$33.68	10/14/2009 3:05:21 PM
thegreatone	$100.00	$100.00	10/14/2009 3:47:03 PM
taijidaoist	$50.00	$50.00	10/14/2009 3:13:25 PM
biffmush	$250.00	$250.00	10/14/2009 4:04:42 PM
privatebankerva	$25.00	$25.00	10/14/2009 3:29:22 PM
careful-wealth	$25.00	$25.00	10/14/2009 3:46:49 PM
the-auction-lotus	$25.00	$25.00	9/30/2009 4:08:55 PM
income-fortress	$46.83	$46.83	9/30/2009 4:25:23 PM
blot44	$50.00	$50.00	9/30/2009 6:39:00 PM
JoeXB	$25.00	$25.00	10/1/2009 8:08:42 AM
diazepam	$25.00	$25.00	10/1/2009 9:05:50 PM
CallMeBen	$25.00	$25.00	10/2/2009 2:47:29 AM
MonkeyPet	$25.00	$25.00	10/3/2009 12:04:52 PM
greeninspirit	$25.00	$25.00	10/4/2009 6:16:48 PM
rce1964	$25.00	$25.00	10/4/2009 11:19:44 PM
Cheburashka	$50.00	$50.00	10/4/2009 11:24:35 PM
PalmTreeIsland	$50.00	$50.00	10/5/2009 4:55:09 PM
briggsy4	$25.00	$25.00	10/5/2009 4:59:44 PM
MissionMicroFinance	$25.00	$25.00	10/5/2009 5:04:24 PM
Credit2Prosper	$50.00	$50.00	10/6/2009 6:01:40 AM
GrayStudio	$50.00	$50.00	10/6/2009 2:12:12 PM
loanman2007	$100.00	$100.00	10/7/2009 10:50:20 AM
mcabery	$200.00	$200.00	10/7/2009 1:41:22 PM
worth-matador	$25.00	$25.00	10/7/2009 6:44:40 PM
rinyt	$30.00	$30.00	10/7/2009 5:05:44 PM
wwwUniversal	$25.00	$25.00	10/8/2009 6:51:05 AM
blue-relay	$25.00	$25.00	10/8/2009 11:19:05 AM
Ven58	$25.00	$25.00	10/8/2009 1:15:08 PM
iruz	$40.00	$40.00	10/8/2009 5:18:19 PM
outofoffice	$75.00	$75.00	10/8/2009 7:41:48 PM
Palmetto	$29.10	$29.10	10/9/2009 6:39:33 AM
drewdog365	$25.00	$25.00	10/8/2009 8:24:42 PM
buphigam	$25.00	$25.00	10/9/2009 3:53:09 PM
Lipari	$25.00	$25.00	10/9/2009 4:58:38 PM
sympathetic-greenback5	$25.00	$25.00	10/9/2009 6:22:13 PM
g314	$30.00	$30.00	10/9/2009 11:40:44 PM
FallonCredit	$30.00	$30.00	10/9/2009 5:30:58 PM
the_prince	$100.00	$100.00	10/10/2009 9:55:12 AM
JCMC	$50.00	$50.00	10/10/2009 4:54:05 AM
JCMC	$25.00	$25.00	10/10/2009 8:16:44 PM
buckeyeatheart	$25.00	$25.00	10/11/2009 9:19:16 AM
senior1	$25.00	$25.00	10/10/2009 6:53:01 PM
850	$200.00	$200.00	10/11/2009 10:47:47 PM
bkb7484	$25.00	$25.00	10/10/2009 10:18:25 PM
TBCapitol	$90.28	$90.28	10/11/2009 11:06:55 AM
impartial-diversification	$1,000.00	$709.99	10/12/2009 7:59:09 AM
dma1206	$25.00	$25.00	10/12/2009 9:48:55 AM
Havnfun	$25.00	$25.00	10/12/2009 1:41:31 PM
ltlsprite3	$100.00	$100.00	10/12/2009 4:16:46 PM
Prezotus	$25.00	$25.00	10/12/2009 8:49:13 PM
flwah	$25.00	$25.00	10/13/2009 12:29:54 AM
reflective-rupee	$25.00	$25.00	10/13/2009 1:07:20 AM
danno	$50.00	$50.00	10/13/2009 8:53:24 AM
sharp-credit	$400.00	$400.00	10/13/2009 2:32:17 PM
Jwalker11	$38.88	$38.88	10/13/2009 11:35:50 AM
Feyenoord	$25.00	$25.00	10/13/2009 3:28:48 PM
mclean_loaner	$50.00	$50.00	10/13/2009 4:50:56 PM
fangpilot	$25.00	$25.00	10/13/2009 4:27:36 PM
Floridagirl	$29.34	$29.34	10/13/2009 7:18:13 PM
simms2k	$25.00	$25.00	10/13/2009 8:28:48 PM
LoanDMC	$25.00	$25.00	10/13/2009 6:13:04 PM
ryan516	$30.00	$30.00	10/13/2009 7:39:20 PM
urbandweller	$100.00	$100.00	10/13/2009 11:49:21 PM
BAEVentures	$50.00	$50.00	10/14/2009 7:01:34 AM
Ray3486	$25.00	$25.00	10/14/2009 6:34:48 AM
vineet	$25.00	$25.00	10/14/2009 9:21:27 AM
jybank	$50.00	$50.00	10/14/2009 9:39:47 AM
ShowMeLender	$25.00	$25.00	10/14/2009 12:30:10 PM
Johnab	$55.00	$55.00	10/14/2009 11:44:48 AM
medman	$154.11	$154.11	10/14/2009 12:57:42 PM
favorite-commerce	$25.00	$25.00	10/14/2009 11:45:58 AM
SanJoser	$100.00	$100.00	10/14/2009 1:09:40 PM
tryitout	$60.48	$60.48	10/14/2009 11:52:40 AM
erowis	$100.00	$100.00	10/14/2009 2:35:08 PM
TheLenderYouWantBiddingForYou	$25.00	$25.00	10/14/2009 1:55:19 PM
crafty	$25.00	$25.00	10/14/2009 2:51:42 PM
RkyMtnHi	$100.00	$100.00	10/14/2009 2:03:25 PM
balance-force	$30.00	$30.00	10/14/2009 2:29:46 PM
best-generosity-financier	$25.00	$25.00	10/14/2009 4:01:41 PM
Vans1975	$50.00	$50.00	10/14/2009 3:45:38 PM
goofy15975	$25.00	$25.00	10/14/2009 3:10:31 PM
well-mannered-income3	$25.00	$25.00	10/14/2009 3:54:17 PM
183 bids
Borrower Payment Dependent Notes Series 427533
This series of Notes was issued and sold upon the funding of the borrower loan #39076, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Oct-09-2009
				Auction end date:	Oct-22-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1977	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	9 / 4	Employment status:	Self-employed
Now delinquent:	3	Total credit lines:	21	Length of status:	1y 5m
Amount delinquent:	$7,671	Revolving credit balance:	$522	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Homeownership:	No
Inquiries last 6m:	1
Screen name:	xllana	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	25 ( 71% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	6 ( 17% )	680-700 (Mar-2008) 640-660 (Nov-2007) 700-720 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	4 ( 11% )
Total payments billed:	35
Description
Need a little help
Purpose of loan:
To renew my insurance license and pay for continuing education so that I can sell medicare advantage insurance starting in Nov..?
My financial situation:
I am currently working for Reviw Boost, and will also be doing medicare advantage supplements in Nov. which will increase my income tremendously.? I got out of the insurance business for awhile, but now I see that I need to get back in.? It provides a good, steady income and the flexibility to take care of my mother.? I?owe $300 a month for my car payment, and $80 a month for my cell phone and I owe on 1 credit card.??This last spring I paid off 2 loans that I had with Prosper and a loan a Navy Federal Credit Union and?2 credit cards.? Now I only have the car and 1 credit card so I am in a much better position, but need some extra cash to get my insurance license again (renew)?and be able to take a week off to complete my continuing education.? Everything on my credit report was there when I took out the other 2 loans, except a few late fees that I had because I thought I would have had the money to pay off everything in time, but it came in late.? Also, on my?Capital card I thought I had it paid off so I didn't look at the bill they sent, it turned out that I had a?renewal fee that I forgot about and didn't pay it so it came up as a late charge.? I paid it off and only use the one credit card now.?

Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $ 700????????
??Insurance: $?110 for 4 months????
??Car expenses: $ 305.00
??Utilities: $ 150.
??Phone, cable, internet: $ 125.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 100.00 which will?be paid off.
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	10/9/2009 4:25:27 PM
FTL	$34.72	$34.72	10/19/2009 12:51:37 PM
Tammy102800	$25.00	$25.00	10/20/2009 9:45:55 AM
logan74k	$79.21	$70.28	10/20/2009 6:04:57 PM
new-truth-chuckler	$25.00	$25.00	10/21/2009 6:32:13 PM
building_community	$25.00	$25.00	10/22/2009 8:34:19 AM
Jasmel	$200.00	$200.00	10/9/2009 10:38:03 PM
P2InvestorSolutions	$90.00	$90.00	10/14/2009 8:15:29 AM
LittleHelp	$25.00	$25.00	10/15/2009 3:05:37 PM
enlightenment5	$25.00	$25.00	10/18/2009 11:42:37 PM
Eloise62	$75.00	$75.00	10/19/2009 8:24:57 AM
dman15	$25.00	$25.00	10/19/2009 10:51:41 AM
oaktown23	$50.00	$50.00	10/20/2009 6:23:33 AM
best-generosity-financier	$75.00	$75.00	10/20/2009 3:56:24 PM
tenacious-payout	$25.00	$25.00	10/20/2009 8:07:02 PM
zielojo	$30.00	$30.00	10/20/2009 9:30:26 PM
mrxtravis	$25.00	$25.00	10/21/2009 10:27:30 PM
Invest4kids	$50.00	$50.00	10/22/2009 7:25:25 AM
GatorBux	$100.00	$100.00	10/22/2009 7:44:58 AM
19 bids
Borrower Payment Dependent Notes Series 426081
This series of Notes was issued and sold upon the funding of the borrower loan #39073, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	C	Auction Duration:	14 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Sep-30-2009
				Auction end date:	Oct-14-2009

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$82.95
Final lender yield:	15.75%	Final borrower rate/APR:	16.75% / 18.94%	Final monthly payment:	$78.16

Auction yield range:	8.27% - 20.06%	Estimated loss impact:	6.86%
Lender servicing fee:	1.00%	Estimated return:	8.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1986	Debt/Income ratio:	35%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	16 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$18,154	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	appreciativesoul	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,300.00	< mo. late:	0 ( 0% )	620-640 (Mar-2008)
Principal balance:	$1,842.79	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
pay credit cards/raised rates
Purpose of loan:
My family needs a total of?$2200. This is to pay down 2 credit cards which now have increased their rates to over 25% and to help?with $1200 owed for?animal emergency services and $400 for anonther unexpected auto repair (old car radiator replacement) that happened in the same month.? I would rather pay?the?interest to?prosper lenders and pay down the 2 credit cards (plus finish paying on my unexpected bills)?than?pay the higher interest?to the big creditors.

My financial situation:

This is a low-risk loan for five reasons:
1) I have an excellent track record of making all of my 1st prosper loan payments due so far on time.? I appreciate Prosper so much that I will always make my Prosper loan payment a priority over any credit card payments.
2) I have a rising credit score (mid-600s) with few?late payments;
3) I have?increased my family income by $500/month from a promotion I got last year.
4) I take paying my debts back very seriously.? My high DTI (debt-to-income ratio) may make me appear to be an extravagant spender but the credit card debts are primarily from a previous unemployment gap, special medical expenses, and veterinary expenses for over a dozen animal rescues.
5) I have requested that all my credit card accounts be closed, they have not been used in over 10 months and I have reduced my total credit card debt by about $8,000 in the past year.

My husband has been in his secure job for over nine years and I am now in a higher paying position. Our health situation is stable and the nonprofit organization I co-founded is able to cover most of the ongoing, regular rescue work costs that I used to pay for myself. However, I did decide to help with the costs of two animal emergences (life-or-death situations) that the organization did not have the funds for.? This created a new financial squeeze, especially because the animal emergency services came at the same time as?yet another unexpected auto repair on an old not-quite-a clunker auto (it missed qualifying by 1 mpg). The rate jumps on two of the credit cards have added to this difficult time.

I would be eternally appreciative of anyone willing to help my family during this new financial squeeze. I'm making great progress on my overall debt and still? plan to be on the other side of ?prosper? some day.? Thank you for considering this loan request.? My husband and our furry kids will also be appreciative of any level of support you are able to provide.

Monthly net income:?$3500 (husband & I combined)?

Monthly expenses:??currently re-working my budget
??Housing: $964/mo
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$200.00	$200.00	10/4/2009 1:49:32 PM
poetic-economy	$25.00	$25.00	10/11/2009 5:52:22 PM
fiscal_family	$25.00	$25.00	10/12/2009 11:34:02 AM
mrreynol	$25.00	$25.00	10/12/2009 4:12:57 PM
peb44	$25.20	$25.20	10/13/2009 5:55:59 PM
Moe87	$25.00	$25.00	10/13/2009 4:34:30 PM
shark1234	$25.00	$25.00	10/13/2009 8:06:17 PM
medkoder	$25.00	$25.00	10/13/2009 9:11:26 PM
kendigme	$25.00	$25.00	10/14/2009 2:40:36 AM
Mindful7	$25.00	$25.00	10/14/2009 6:13:25 AM
martymaniaman	$50.00	$50.00	10/14/2009 5:53:14 AM
realtormoises	$25.00	$25.00	10/14/2009 7:14:56 AM
maga	$100.00	$100.00	10/14/2009 8:52:55 AM
fireferd	$100.00	$100.00	10/14/2009 11:47:13 AM
1LendingSource	$28.02	$28.02	10/14/2009 11:49:00 AM
whittlesey31	$40.00	$40.00	10/14/2009 12:22:22 PM
redcarp77	$87.35	$87.35	10/14/2009 1:33:55 PM
reflective-rupee	$25.00	$25.00	10/14/2009 2:15:05 PM
Leshan	$100.00	$100.00	10/14/2009 2:09:18 PM
icon7	$50.00	$50.00	10/14/2009 2:55:57 PM
ratzlefrss	$50.00	$50.00	10/14/2009 2:59:44 PM
Kyileo	$50.00	$50.00	10/14/2009 3:06:55 PM
Vans1975	$50.00	$14.18	10/14/2009 3:44:43 PM
jybank	$25.00	$25.00	10/14/2009 4:05:48 PM
Zipcut	$50.00	$50.00	10/14/2009 3:49:23 PM
msenginerd	$49.84	$49.84	10/14/2009 3:55:38 PM
Flying_Tilapia	$25.00	$25.00	10/8/2009 6:38:20 PM
Sol_Invictus	$25.00	$25.00	10/10/2009 11:14:13 AM
Chrishu	$25.00	$25.00	10/12/2009 7:32:17 AM
dudebrah	$100.00	$100.00	10/12/2009 12:13:13 PM
bid-wonder	$25.00	$25.00	10/12/2009 5:54:34 PM
Lking319	$25.41	$25.41	10/13/2009 9:27:33 AM
JTHarris	$50.00	$50.00	10/13/2009 10:11:21 AM
bitano	$50.00	$50.00	10/13/2009 10:50:52 AM
Astyanax	$25.00	$25.00	10/13/2009 6:31:51 PM
Astyanax	$25.00	$25.00	10/13/2009 6:31:29 PM
dstolars	$50.00	$50.00	10/14/2009 6:50:22 AM
flwah	$25.00	$25.00	10/14/2009 7:30:06 AM
EEasyMoney	$25.00	$25.00	10/14/2009 8:20:24 AM
sorace	$50.00	$50.00	10/14/2009 8:55:39 AM
sunnysally	$25.00	$25.00	10/14/2009 12:04:27 PM
Clicktogetmoney	$30.00	$30.00	10/14/2009 1:26:48 PM
credit-coach118	$25.00	$25.00	10/14/2009 1:11:41 PM
iocus	$25.00	$25.00	10/14/2009 2:11:02 PM
I_want_to_help_you	$25.00	$25.00	10/14/2009 3:07:58 PM
thegreatone	$100.00	$100.00	10/14/2009 3:40:10 PM
MoneyForNothing	$25.00	$25.00	10/14/2009 2:58:36 PM
well-mannered-income3	$25.00	$25.00	10/14/2009 3:51:44 PM
best-generosity-financier	$25.00	$25.00	10/14/2009 4:04:39 PM
investment-cluster	$25.00	$25.00	10/14/2009 3:44:18 PM
wwwUniversal	$25.00	$25.00	10/14/2009 3:56:35 PM
ohmarkybaby	$50.00	$50.00	10/14/2009 4:04:36 PM
52 bids
Borrower Payment Dependent Notes Series 426193
This series of Notes was issued and sold upon the funding of the borrower loan #39069, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Sep-29-2009
				Auction end date:	Oct-13-2009

Starting lender yield:	10.49%	Starting borrower rate/APR:	11.49% / 13.62%	Starting monthly payment:	$98.91
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.11%	Final monthly payment:	$96.80

Auction yield range:	4.27% - 10.49%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1999	Debt/Income ratio:	17%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,882	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	0
Screen name:	treasure-strawberry	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card payoff and grad school
Purpose of loan:
This loan will be used to pay off a couple of credit cards so that I can begin graduate school.?

My financial situation:
I am a good candidate for this loan because I?am a responsible person. ?I am an elementary public school teacher and have been working at this school for almost four years. ?I joined the military at 18 to pay for my college.? After my enlistment I finished my teaching degree in three years and was employed immediately. ?I would like to consolidate my credit cards before I continue my education?to become a school media specialist (school librarian).
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you briefly explain the 2 delinquencies that appear on your credit report? - Approved
A: They are both when I moved across country back home after getting out of the military - a little over 5 years ago. I thought I had changed my address but I hadn't and I didn't realize that I was delinquent until the collections people found me. It was quite a surprise. I learned my lesson and now have online statements through email. (Oct-08-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Pickmar	$25.00	$25.00	9/30/2009 12:06:41 PM
ScottFinance	$25.00	$25.00	9/30/2009 5:32:27 PM
LoanDMC	$25.00	$25.00	10/1/2009 5:51:18 PM
PalmerTheEmbalmer	$25.00	$25.00	10/4/2009 11:37:24 AM
windpiano1962	$25.00	$25.00	10/6/2009 11:51:11 AM
safe-commerce	$25.00	$25.00	10/7/2009 11:47:30 AM
ChristopherHS	$25.00	$25.00	10/7/2009 8:58:25 PM
mglanham	$25.00	$25.00	10/8/2009 5:16:03 AM
Manta_Rai	$34.00	$34.00	10/10/2009 6:57:17 AM
TBCapitol	$50.00	$50.00	10/11/2009 11:01:46 AM
jarf	$37.08	$37.08	10/10/2009 4:16:12 PM
tomjac2000	$25.00	$25.00	10/11/2009 7:48:41 PM
orgy63	$50.00	$50.00	10/12/2009 7:48:35 AM
Astyanax	$25.00	$25.00	10/12/2009 3:10:44 PM
lender124	$25.00	$25.00	10/12/2009 4:23:58 PM
socal-lender	$25.00	$25.00	10/12/2009 5:02:01 PM
gjm6d	$26.10	$26.10	10/12/2009 5:05:09 PM
kulender	$100.00	$100.00	10/12/2009 9:10:47 PM
Hawkeyebank	$25.00	$25.00	10/12/2009 5:54:16 PM
techreseller	$50.00	$50.00	10/13/2009 5:54:45 AM
Bodyboard	$25.00	$25.00	10/13/2009 1:59:10 AM
GradEcon	$35.44	$35.44	10/13/2009 3:12:25 AM
hellasow	$25.00	$25.00	10/13/2009 7:15:06 AM
maga	$50.00	$50.00	10/13/2009 10:57:59 AM
erowis	$50.00	$50.00	10/13/2009 11:44:25 AM
Lender0307	$25.00	$25.00	10/13/2009 12:24:28 PM
thegreatone	$100.00	$100.00	10/13/2009 2:11:30 PM
chuchutrain	$25.00	$25.00	10/13/2009 2:51:02 PM
simiray	$25.00	$25.00	10/13/2009 4:04:04 PM
Syzygy	$25.00	$25.00	9/29/2009 4:18:48 PM
payontime1	$50.00	$50.00	9/29/2009 7:12:43 PM
loanman2007	$50.00	$50.00	9/30/2009 7:18:53 AM
azali	$25.00	$25.00	9/30/2009 9:21:50 PM
credit-bada-bing	$25.00	$25.00	10/1/2009 12:33:29 PM
marwadi-62	$200.00	$200.00	10/1/2009 6:07:36 PM
Gandalf0001	$25.00	$25.00	10/1/2009 6:57:27 PM
the-profit-oracle	$25.00	$25.00	10/2/2009 2:05:34 PM
junes08	$50.00	$50.00	10/2/2009 10:24:49 PM
Nethead	$25.00	$25.00	10/3/2009 10:06:12 AM
kaizersouse	$100.00	$17.38	10/3/2009 12:45:27 PM
buckyhead2000	$25.00	$25.00	10/3/2009 5:02:54 PM
265alan0	$25.00	$25.00	10/5/2009 5:04:07 PM
springpanda	$50.00	$50.00	10/5/2009 11:46:50 PM
HealthAndSafety	$50.00	$50.00	10/6/2009 4:17:46 PM
jobani	$50.00	$50.00	10/6/2009 10:19:36 PM
jybank	$25.00	$25.00	10/6/2009 8:28:28 PM
mehlp2	$25.00	$25.00	10/7/2009 5:30:04 PM
credit-coach118	$25.00	$25.00	10/8/2009 10:27:11 AM
outofoffice	$50.00	$50.00	10/8/2009 7:40:06 PM
been_there	$50.00	$50.00	10/8/2009 9:23:24 PM
impartial-deal	$50.00	$50.00	10/8/2009 7:51:19 PM
NorthwestLoan1	$50.00	$50.00	10/9/2009 7:44:40 AM
excellent-greenback	$50.00	$50.00	10/9/2009 2:26:38 PM
sgmm330	$25.00	$25.00	10/9/2009 9:32:17 PM
CheapDolo22	$25.00	$25.00	10/10/2009 11:01:33 AM
drkosh	$25.00	$25.00	10/10/2009 11:15:34 AM
katnmouse	$25.00	$25.00	10/10/2009 2:40:06 PM
Cherrypicker	$50.00	$50.00	10/11/2009 6:14:25 PM
G-Love	$100.00	$100.00	10/12/2009 5:15:15 PM
truth-candy	$25.00	$25.00	10/12/2009 6:42:38 PM
hope-lionheart1	$25.00	$25.00	10/12/2009 9:04:33 PM
corndog4000	$75.00	$75.00	10/13/2009 12:30:38 AM
Earn_money	$25.00	$25.00	10/12/2009 9:49:46 PM
kanakakm	$200.00	$200.00	10/13/2009 5:30:22 AM
oldman68	$25.00	$25.00	10/12/2009 11:02:56 PM
cavalier2020	$25.00	$25.00	10/13/2009 9:34:14 AM
intuitive-deal5	$50.00	$50.00	10/13/2009 7:55:19 AM
dime-worker	$25.00	$25.00	10/13/2009 11:04:41 AM
catalystcf	$25.00	$25.00	10/13/2009 11:01:59 AM
dreamhope	$25.00	$25.00	10/13/2009 1:27:38 PM
ptclender	$50.00	$50.00	10/13/2009 12:30:04 PM
generous-deal6	$50.00	$50.00	10/13/2009 2:55:21 PM
icon7	$25.00	$25.00	10/13/2009 2:48:20 PM
wwwUniversal	$25.00	$25.00	10/13/2009 4:02:09 PM
74 bids
Borrower Payment Dependent Notes Series 427117
This series of Notes was issued and sold upon the funding of the borrower loan #39079, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	14 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-06-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$124.09
Final lender yield:	27.00%	Final borrower rate/APR:	28.00% / 30.35%	Final monthly payment:	$124.09

Auction yield range:	8.27% - 27.00%	Estimated loss impact:	7.15%
Lender servicing fee:	1.00%	Estimated return:	19.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1984	Debt/Income ratio:	11%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	61	Length of status:	19y 10m
Amount delinquent:	$0	Revolving credit balance:	$1,222	Occupation:	Professional
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	2%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	sophisticated-note	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying taxes
Purpose of loan:
This loan will be used to? pay 3000.00 in property taxes for 2008 and pay off a 2000, loan ?

My financial situation:
I am a good candidate for this loan because?i need to build credit and i would absolutly be in good faithh with this loan??

Monthly net income: $ 3400.00??after taxes??????

Monthly expenses: $
??Housing: $ 1256.00????
??Insurance: $ 58.00????
??Car expenses: $ 400.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 130.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What line of work do you do, or what is your occupation? - Quest4euphoria
A: I work for Allstate insurance, this is my 20th year with the company. I work in auto claims as a claims adjuster. . (Oct-08-2009)
Q: What is the public record? - the-profit-oracle
A: I filed for bankrupcy in January in 2009, and was discharged in April 2009. I had some credit card bills that I found difficult to pay. It was a hard decision for me, but it was a matter of survival to keep my home. My bankrupcy lawyer was $3000.00 that was my tax money. That is why I applied for this loan on Prosper. I am very confident that 2010 is my year for some financial relief. I am determined to be a 750 or more on my credit score and get back on track. (Oct-11-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

flyinhawaiian	$50.00	$50.00	10/6/2009 4:34:27 PM
snw_1710	$25.00	$25.00	10/6/2009 4:36:34 PM
M_V	$46.06	$46.06	10/7/2009 8:48:35 AM
awesome-trade	$25.00	$25.00	10/8/2009 6:41:19 PM
jdwb50	$25.00	$25.00	10/8/2009 6:42:35 PM
lend4life13	$50.00	$50.00	10/9/2009 7:02:05 AM
Au-Ag-Pt	$28.47	$28.47	10/9/2009 7:36:05 AM
puyanera	$25.00	$25.00	10/10/2009 3:19:18 PM
the-profit-oracle	$25.00	$25.00	10/11/2009 11:44:18 AM
robot777	$40.00	$40.00	10/12/2009 1:39:06 PM
Syzygy	$25.00	$25.00	10/12/2009 5:40:45 PM
dollar-force1	$25.00	$25.00	10/13/2009 9:34:05 AM
reflective-rupee	$25.00	$25.00	10/14/2009 1:14:14 PM
reflective-rupee	$250.00	$250.00	10/19/2009 10:06:18 AM
reflective-rupee	$100.00	$100.00	10/19/2009 4:23:15 PM
Mizer_Investments	$40.49	$40.49	10/19/2009 6:24:04 PM
Danika	$100.00	$100.00	10/19/2009 10:46:53 PM
Quest4euphoria	$25.00	$25.00	10/19/2009 9:25:21 PM
reflective-rupee	$500.00	$500.00	10/19/2009 11:29:38 PM
flexible-economy2	$100.00	$100.00	10/20/2009 12:41:34 AM
maga	$50.00	$50.00	10/20/2009 1:12:38 AM
Ven58	$25.00	$25.00	10/20/2009 10:27:49 AM
VentureAngel	$25.00	$25.00	10/6/2009 4:36:29 PM
rhin0cerx	$49.87	$49.87	10/6/2009 4:53:01 PM
propertytransformer	$25.00	$25.00	10/6/2009 4:56:44 PM
brginhuntr	$25.00	$25.00	10/8/2009 5:34:15 AM
tntmojave	$25.00	$25.00	10/9/2009 7:36:18 AM
cbz	$25.00	$25.00	10/9/2009 9:34:13 AM
redcat57	$25.00	$25.00	10/9/2009 11:58:56 AM
payout-comet	$25.00	$25.00	10/9/2009 12:55:25 PM
Virtuallending	$50.00	$50.00	10/11/2009 3:46:28 PM
booOST	$50.00	$50.00	10/11/2009 8:22:29 PM
Credit4Talent	$28.00	$28.00	10/16/2009 12:54:42 PM
reflective-rupee	$100.00	$100.00	10/19/2009 10:06:34 AM
building_community	$25.00	$25.00	10/19/2009 5:20:30 PM
tnjohnso	$25.00	$25.00	10/19/2009 8:18:39 PM
FOFagent1	$112.00	$112.00	10/19/2009 10:12:18 PM
oaktown23	$50.00	$50.00	10/20/2009 6:05:41 AM
huskers2939	$100.00	$100.00	10/20/2009 7:02:03 AM
reflective-rupee	$525.00	$421.36	10/19/2009 11:30:01 PM
noble-revenue	$128.75	$128.75	10/20/2009 8:00:56 AM
cash-daisy	$30.00	$30.00	10/20/2009 10:10:11 AM
jybank	$25.00	$25.00	10/20/2009 10:20:13 AM
investment-visionary	$25.00	$25.00	10/20/2009 10:42:09 AM
44 bids
Borrower Payment Dependent Notes Series 427481
This series of Notes was issued and sold upon the funding of the borrower loan #39059, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-07-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$143.77
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 27.31%	Final monthly payment:	$139.16

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1987	Debt/Income ratio:	22%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	16 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	18y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,084	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bettybam	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	760-780 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	740-760 (Aug-2009) 740-760 (Jul-2009) 700-720 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
100% PAID BY APRIL 2010
Purpose of loan:This loan will be used to? pay off open credit cards that are in my name only.. and pay off a personal loan in the amount of $ 7,000.00.?? to be able to make 1 payment a month instead of 8.? I would like to obtain a debt consolidation loan?and clean up my own mess..? Please!!! Please!!??At this point?I am not picky about the interest rate...?
Paying off these items will help my husband & i obtain funding when our son goes off to college in 2010..?

My husband & I will be married 25 years in the year 2013.? My goal is to get myself financially able to purchase him a 1966 Ford Mustang as a surprise Annverisary present.? by obtaining this loan, I will be able to roll some items into one payment instead of 8..

the only reason is show up as HR is because of a business credit card that shows up in my name too..? It is always maxed out and paid every month.

thank you?

My financial situation:
I am a good candidate for this loan because? my husband pays for all the household expenses that are in both of our names..
We own a?our own business?and he brings home approx $120,000.?Monthly net income: $ 2500 mine? 12500 combined
Monthly expenses: $???
Housing: $???2,100?
?Insurance: $? 150??
Car expenses: $? 530???
Utilities: $? 300?
?Phone, cable, internet: $??250?
?Food, entertainment: $? 500?
?Clothing, household expenses $? 150?
?Credit cards and other loans: $??810.00?
??Other expenses: $? 100??? (out of all these expenses i pay for 1,000 out of my check)
My 1st loan with proper was paid off in 6-7 months..? and this on will be paid in full by April. 2010.?

Thank you all for believing in me.

Welcome back Prosper!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JohnSmallberries	$25.00	$25.00	10/8/2009 3:26:04 PM
hellasow	$30.00	$30.00	10/10/2009 7:03:29 AM
JJ-Loans	$49.75	$49.75	10/20/2009 7:00:54 AM
rmpedi33	$50.00	$50.00	10/20/2009 1:23:13 PM
dermit	$85.81	$85.81	10/20/2009 5:36:05 PM
deal_11	$50.00	$50.00	10/20/2009 5:34:15 PM
onecooldrink	$25.00	$25.00	10/20/2009 6:18:45 PM
BuffetRocks	$100.00	$100.00	10/20/2009 8:09:21 PM
marc_with_a_c	$25.00	$25.00	10/20/2009 10:14:21 PM
payout-comet	$25.00	$25.00	10/21/2009 4:46:21 AM
RecoveryLender	$25.00	$25.00	10/21/2009 7:07:55 AM
maga	$200.00	$200.00	10/21/2009 3:32:53 AM
G-Love	$500.00	$500.00	10/21/2009 3:50:43 AM
cash-daisy	$50.00	$50.00	10/21/2009 9:22:51 AM
Leshan	$100.00	$100.00	10/21/2009 10:05:18 AM
LarryNY	$25.00	$25.00	10/21/2009 11:22:59 AM
interest88	$25.00	$25.00	10/21/2009 10:58:03 AM
reflective-rupee	$60.00	$60.00	10/21/2009 2:17:32 PM
brightest-economy-tsunami	$25.00	$25.00	10/21/2009 3:19:48 PM
Steveington	$50.20	$50.20	10/21/2009 2:14:08 PM
vtr1000	$25.45	$25.45	10/21/2009 2:36:12 PM
best-generosity-financier	$50.00	$50.00	10/21/2009 3:52:20 PM
jjsparks28	$50.86	$50.86	10/21/2009 4:09:26 PM
mo_423	$47.31	$47.31	10/21/2009 4:15:12 PM
Eloise62	$75.00	$75.00	10/15/2009 7:43:02 AM
Eloise62	$75.00	$75.00	10/16/2009 2:55:05 PM
spiff666	$25.00	$25.00	10/20/2009 8:35:12 PM
Prezotus	$50.00	$50.00	10/20/2009 9:30:26 PM
bonus-chosen-one	$100.00	$100.00	10/20/2009 10:01:45 PM
debtcollector	$50.00	$50.00	10/20/2009 8:59:51 PM
maga	$200.00	$200.00	10/21/2009 3:33:34 AM
labyrinth0	$25.00	$25.00	10/20/2009 10:08:37 PM
JTHarris	$50.00	$50.00	10/21/2009 7:05:40 AM
money-expert	$25.00	$25.00	10/21/2009 6:49:56 AM
realtormoises	$25.00	$25.00	10/21/2009 9:46:06 AM
rapid-balance	$25.00	$25.00	10/21/2009 7:41:42 AM
credit-coach118	$25.00	$25.00	10/21/2009 8:31:58 AM
umfan123	$27.00	$27.00	10/21/2009 8:50:22 AM
Skeptical-one	$100.00	$100.00	10/21/2009 12:58:08 PM
Ray3486	$25.00	$25.00	10/21/2009 2:08:25 PM
reflective-rupee	$60.00	$60.00	10/21/2009 2:17:13 PM
investment-visionary	$50.00	$50.00	10/21/2009 2:39:23 PM
jybank	$25.00	$25.00	10/21/2009 3:52:42 PM
well-mannered-income3	$25.00	$25.00	10/21/2009 2:47:58 PM
reflective-rupee	$200.00	$200.00	10/21/2009 2:50:14 PM
reflective-rupee	$200.00	$138.62	10/21/2009 2:51:50 PM
fireferd	$100.00	$100.00	10/21/2009 3:29:06 PM
LAKETIME	$50.00	$50.00	10/21/2009 3:38:50 PM
CoolPlexer	$25.00	$25.00	10/21/2009 4:05:02 PM
jjsparks28	$100.00	$100.00	10/21/2009 4:07:56 PM
generous-deal6	$100.00	$100.00	10/21/2009 4:08:39 PM
balance-warrior	$25.00	$25.00	10/21/2009 4:11:12 PM
52 bids
Borrower Payment Dependent Notes Series 427879
This series of Notes was issued and sold upon the funding of the borrower loan #39061, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,700.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-13-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$107.35
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 27.31%	Final monthly payment:	$107.35

Auction yield range:	8.27% - 24.00%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1996	Debt/Income ratio:	24%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	16	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,001	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	0
Screen name:	healthy-investment0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
Thank your for viewing my listing, I would like to use this loan to pay off two of my credit card balances and avoid shifting interest rates. While also proving to the Prosper lenders that I am a creditworthy borrower.

My financial situation:
I am a good candidate for this loan because I have a steady job, I have been with my agency over four years. I am also a basketball coach outside of my full time job. I have worked extremely hard over the past 5 years in order to improve my credit history; I have consistently made all payments on my credit cards and auto loan over the time period. All my accounts are in good standing and this loan will help erase the headache of increasing interest rates on my credit cards. The loan would remove a bulk of my debt and allow me to repay the loan in full before the three-year time limit.

Please feel free to contact me if you have any questions.Monthly Net Income: $2300-$2600
Monthly expenses: $ 1540
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the public record? - the-profit-oracle
A: I had a Discover credit card bill for $1000 that I was unable to settle while I was in school. I was asked to pay the bill in full once I graduated and started working in 2005, I made arrangements to make monthly payments and was doing so until one of my payments was processed late. This is what led to the account becoming public record. I paid the bill in full, which was $3300 within a year. My history since this has been up to par. (Oct-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

the-profit-oracle	$25.00	$25.00	10/13/2009 11:44:19 AM
the-profit-oracle	$25.00	$25.00	10/13/2009 4:29:22 PM
reflective-rupee	$25.00	$25.00	10/14/2009 1:07:05 PM
tnjohnso	$25.00	$25.00	10/14/2009 10:09:05 PM
Bigsaver	$25.00	$25.00	10/15/2009 3:58:50 PM
reflective-rupee	$1,000.00	$1,000.00	10/19/2009 10:01:11 AM
building_community	$100.00	$100.00	10/19/2009 10:33:25 AM
Syzygy	$25.00	$25.00	10/19/2009 10:42:53 AM
TravisMcGee	$35.00	$35.00	10/19/2009 12:44:06 PM
thenewkaisersoze	$25.00	$25.00	10/19/2009 4:22:22 PM
treasure-transporter	$100.00	$100.00	10/19/2009 6:16:04 PM
klemer	$25.00	$25.00	10/19/2009 6:18:08 PM
thrilling-transaction1	$25.00	$25.00	10/19/2009 4:38:30 PM
balance-warrior	$25.00	$25.00	10/19/2009 6:58:21 PM
sharp-credit	$100.00	$100.00	10/19/2009 7:02:24 PM
p2p-journey	$75.00	$75.00	10/19/2009 11:01:52 PM
flexible-economy2	$200.00	$200.00	10/20/2009 8:48:35 AM
jsnryn	$25.00	$25.00	10/20/2009 6:32:50 AM
brightest-income-hunter	$25.00	$25.00	10/20/2009 8:17:10 AM
gold-cluster	$100.00	$100.00	10/20/2009 9:29:27 AM
propertytransformer	$25.00	$25.00	10/13/2009 11:49:01 AM
reflective-rupee	$100.00	$100.00	10/17/2009 12:45:49 PM
shiny-dollar9	$25.00	$25.00	10/19/2009 5:06:47 AM
reflective-rupee	$100.00	$100.00	10/19/2009 10:01:25 AM
well-mannered-income3	$25.00	$25.00	10/19/2009 8:43:24 PM
reflective-rupee	$100.00	$85.00	10/20/2009 12:06:27 AM
flexible-economy2	$100.00	$100.00	10/20/2009 12:38:41 AM
oaktown23	$100.00	$100.00	10/20/2009 6:14:10 AM
authentic-peace7	$25.00	$25.00	10/20/2009 9:27:57 AM
silvercertificate	$30.00	$30.00	10/20/2009 9:01:05 AM
brightest-economy-tsunami	$25.00	$25.00	10/20/2009 9:27:40 AM
Orringo	$50.00	$50.00	10/20/2009 9:37:41 AM
32 bids
Borrower Payment Dependent Notes Series 427897
This series of Notes was issued and sold upon the funding of the borrower loan #39063, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Oct-13-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	24.01%	Starting borrower rate/APR:	25.01% / 27.32%	Starting monthly payment:	$99.41
Final lender yield:	24.01%	Final borrower rate/APR:	25.01% / 27.32%	Final monthly payment:	$99.41

Auction yield range:	8.27% - 24.01%	Estimated loss impact:	8.57%
Lender servicing fee:	1.00%	Estimated return:	15.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1987	Debt/Income ratio:	9%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	28	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,636	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	17	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	happygardener	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt
Purpose of loan:
This loan will be used to? Payoff two credit cards.

My financial situation:
I am a good candidate for this loan because? I have an excellent and stable job.? I am a very responsible person who itakes my financial obligations very seriously..??Five years ago I experienced a double-whammy when I experienced an illness and was not able to work for more than a year.? Consequently i have a few medical collections on my credit report (now paid).? These collection records seem to make it difficult to obtain new credit at a reasonable rate.? I would prefer to give someone here the opportunity to make a good return, rather than the credit card companies..? I like the peer-to-peer lending philosophy and would like to become a trusted member here, and in time be able to loan money to others.

Monthly net income: $ 5200.00

Monthly expenses: $
??Housing: $ 2265
??Insurance: $ 50
??Car expenses: $ 50(gas)
??Utilities: $100??Phone, cable, internet: $?75
??Food, entertainment: $ 400
??Clothing, household expenses $25
??Credit cards and other loans: $ 200
??Other expenses: $ 1500 (sons rent/misc. soon to be $1000)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Have your heath issues been resolved? Could you describe your profession and employment? thanks - reflective-rupee
A: Yes, my health issues have been resolved. I had a two-year period of severe ddiabetic neuropathy and I was on medical disability. Since then, by managing my type 1 diabetes very tightly, I've been very healthy and in fact haven't had to miss a day of work. It was a very difficult period of time, especially since I had to pay $1100/month for health ins. I am a manager in an information technology department for a health insurance company. Let me know if you want to know more. Thanks! (Oct-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

propertytransformer	$25.00	$25.00	10/13/2009 10:24:08 AM
robot777	$40.00	$40.00	10/13/2009 10:29:57 AM
the-profit-oracle	$25.00	$25.00	10/13/2009 10:41:14 AM
reflective-rupee	$25.00	$25.00	10/14/2009 1:08:20 PM
Iza13	$25.00	$25.00	10/16/2009 11:23:55 AM
reflective-rupee	$75.00	$75.00	10/17/2009 12:46:41 PM
Bigsaver	$25.00	$25.00	10/18/2009 6:51:24 AM
TheAlchemist	$25.00	$25.00	10/18/2009 8:49:40 PM
reflective-rupee	$1,000.00	$1,000.00	10/19/2009 10:02:01 AM
Vans1975	$50.00	$50.00	10/19/2009 5:06:09 PM
well-mannered-income3	$25.00	$25.00	10/19/2009 8:45:20 PM
reflective-rupee	$150.00	$150.00	10/19/2009 11:47:39 PM
reflective-rupee	$400.00	$260.00	10/20/2009 8:20:19 AM
Orringo	$25.00	$25.00	10/20/2009 9:39:08 AM
noble-revenue	$100.00	$100.00	10/20/2009 7:57:50 AM
gr8heart	$25.00	$25.00	10/20/2009 9:34:28 AM
brightest-economy-tsunami	$25.00	$25.00	10/20/2009 9:28:27 AM
tnjohnso	$25.00	$25.00	10/15/2009 1:10:45 PM
building_community	$50.00	$50.00	10/19/2009 10:33:48 AM
Syzygy	$25.00	$25.00	10/19/2009 10:43:42 AM
Ven58	$25.00	$25.00	10/19/2009 4:42:18 PM
SweatyBalls	$50.00	$50.00	10/19/2009 6:28:00 PM
balance-warrior	$25.00	$25.00	10/19/2009 6:59:34 PM
flexible-economy2	$100.00	$100.00	10/20/2009 12:39:37 AM
Trondheim_Norway	$75.00	$75.00	10/19/2009 9:37:41 PM
oaktown23	$100.00	$100.00	10/20/2009 6:15:47 AM
flexible-economy2	$100.00	$100.00	10/20/2009 8:49:59 AM
27 bids
Borrower Payment Dependent Notes Series 427931
This series of Notes was issued and sold upon the funding of the borrower loan #39066, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-13-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	29.37%	Starting borrower rate/APR:	30.37% / 32.75%	Starting monthly payment:	$319.91
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$303.58

Auction yield range:	11.27% - 29.37%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-2003	Debt/Income ratio:	37%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,221	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	GenesisTech	Borrower's state:	Texas	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 68% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	9 ( 32% )	580-600 (May-2007)
Principal balance:	$1,533.98	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Paying off Debt, Low Risk Borrower
This loan will be used to consolidate?3 credit cards with a total balance of $7520 into one payment.??

I have an existing prosper loan (in good standing) that I used to pay off credit card debt?just before?graduation.? After?a job right out of college in investment banking, I was let go after a year due to the economy.? During?the 6 mo.?I?was looking for work?I had to resort to?using credit cards while also?depleting my savings.? I now have?a great job with a firm, who?thrives in the current economic environment,?where I have been employed for over one year.??While I have been?paying?down my credit card balances every month, the credit card companies have been lowering my limits at the same time.

Regarding the delinquency on my credit report: I had an accident at a job the employer said that they would pay for, and gave the emergency room their info, but never did pay.?A year later a collections agency informed me that I was going to have to pay since the employer didn't and?I was the patient. I paid the collection agency immediately.
I have Assets equaling a total of Approx. $68,400 in the form of an investment account, retirement account,?and a 50%?interest?in a property that?I purchased?6 years ago.?

My Net Monthly Income is $3100?which does not include?commissions.??Monthly budget w/ Prosper Loan:?

Rent?????????????????????? $ 375
Food??????????????????????$ 450
Car Payment??????? $ 390
Car Insurance????? $ 120
Cell Phone??????????? $100
Gas???????????????????????? $120?
Electricity??????????????? $ 55
Cable????????????????????? $ 20
Miscellaneous?????? $ 150
1st Prosper Loan? $ 200
(Done?May 2010)??
??????????????????????Total: $1980

As you can see, I have over $1100 left over for my Prosper Payment and savings.?I would?rather the lenders on this site receive the 28% +?interest?on this loan?than?credit card companies?that don't deserve another dime.

My payments to Prosper will be my top priority each month. In fact, I am going to have Prosper automatically withdraw my payments each month so that everyone, including myself, knows that my payment will be made on time, every time. I'm not about to make a mistake with this opportunity to start rebuilding my credit.

Thanks for viewing my listing, and God bless.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Quick question - - Why aren't you using your assets (e.g., your investment account) to pay off your debt? I'm sure they aren't safely earning the 20+% that you will pay on your Prosper loan. Thanks in advance for your answer. - debtcollector
A: Very reasonable question. As you pointed out, typically it would make more sense to pay off the debt using other assets that aren't providing a better return than what you would be paying in interest on debt. In my situation however, because of my age, my father (a wealth manager) will not let me use my investment account to pay off these debts. He doesn't want me to touch my investment account unless it is real emergency, or for something like a down payment on a home in the future. (Oct-17-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SNH	$50.00	$50.00	10/13/2009 9:49:18 AM
visionary-currency	$25.00	$25.00	10/13/2009 9:49:26 AM
icon7	$25.00	$25.00	10/13/2009 9:50:06 AM
snoopey100	$25.00	$25.00	10/13/2009 9:49:02 AM
anton	$25.00	$25.00	10/13/2009 9:51:05 AM
fcb202	$25.00	$25.00	10/13/2009 9:51:35 AM
delivery	$25.00	$25.00	10/13/2009 9:50:43 AM
louisianalender	$100.00	$100.00	10/13/2009 9:51:21 AM
honorable-yield	$25.00	$25.00	10/13/2009 9:51:52 AM
jonn834	$25.00	$25.00	10/13/2009 9:52:43 AM
unequaled-credit7	$25.00	$25.00	10/13/2009 9:54:12 AM
personal-lender	$25.00	$25.00	10/13/2009 9:49:47 AM
nhi	$50.00	$50.00	10/13/2009 9:55:19 AM
SDNLR	$25.00	$25.00	10/13/2009 9:55:52 AM
wildguy	$25.00	$25.00	10/13/2009 9:52:22 AM
capital-galaxy	$75.00	$75.00	10/13/2009 9:52:27 AM
rapid-power2	$25.00	$25.00	10/13/2009 9:52:37 AM
catomaior	$25.00	$25.00	10/13/2009 10:14:47 AM
Halos2002	$50.00	$50.00	10/13/2009 10:27:20 AM
Hondo	$25.00	$25.00	10/13/2009 10:24:50 AM
VBAces	$25.00	$25.00	10/13/2009 10:28:17 AM
jeromeyuan	$25.00	$25.00	10/13/2009 10:32:35 AM
108lender	$75.00	$75.00	10/13/2009 2:59:23 PM
deal-pinnacle7	$25.00	$25.00	10/13/2009 12:53:51 PM
fuzed	$25.00	$25.00	10/13/2009 3:34:14 PM
scottr	$25.00	$25.00	10/13/2009 4:06:12 PM
loan-master996	$50.00	$50.00	10/13/2009 6:03:50 PM
Gibbyland	$50.00	$50.00	10/13/2009 9:28:45 PM
get30inc	$25.00	$25.00	10/14/2009 3:18:08 AM
dinero-mason	$50.00	$50.00	10/14/2009 3:58:14 AM
flwah	$25.00	$25.00	10/14/2009 7:19:40 AM
Lam0nt	$25.00	$25.00	10/14/2009 9:08:07 AM
mjm77_1	$25.00	$25.00	10/14/2009 12:53:35 PM
heroic-benefit	$25.00	$25.00	10/14/2009 2:48:02 PM
point	$25.00	$25.00	10/14/2009 3:49:55 PM
jhouman	$25.00	$25.00	10/14/2009 3:53:08 PM
irrelevant	$25.00	$25.00	10/15/2009 8:58:46 AM
bnlforever	$25.00	$25.00	10/15/2009 5:31:33 PM
srfb973	$25.00	$25.00	10/15/2009 6:20:21 PM
wrighco	$25.00	$25.00	10/15/2009 10:56:29 PM
saffron4	$25.00	$25.00	10/16/2009 9:33:01 AM
dedicated-diversification5	$30.00	$30.00	10/16/2009 9:31:20 AM
noble-revenue	$100.00	$100.00	10/16/2009 10:11:40 AM
teejay411	$47.19	$47.19	10/16/2009 3:12:44 PM
jlr613	$25.00	$25.00	10/16/2009 3:33:03 PM
red-favorable-basis	$25.00	$25.00	10/16/2009 3:38:44 PM
return-owner	$25.00	$25.00	10/16/2009 3:12:11 PM
seisen	$50.00	$50.00	10/16/2009 3:42:09 PM
GMPK_TLAS	$25.00	$25.00	10/16/2009 3:41:13 PM
lagnisiruk	$25.00	$25.00	10/16/2009 3:41:35 PM
PatRichi	$25.00	$25.00	10/16/2009 3:41:49 PM
slcchad	$25.00	$25.00	10/16/2009 3:51:52 PM
skro	$25.00	$25.00	10/16/2009 4:30:03 PM
zeelender	$25.00	$25.00	10/17/2009 8:26:12 AM
firewomin	$25.00	$25.00	10/17/2009 8:26:32 AM
NewTouchAssociateLLC	$25.00	$25.00	10/16/2009 11:52:47 PM
YQQ	$25.00	$25.00	10/17/2009 8:41:18 AM
draggon77	$25.00	$25.00	10/17/2009 8:26:47 AM
impressive-loan	$64.13	$64.13	10/17/2009 8:26:31 AM
debtcollector	$100.00	$100.00	10/17/2009 1:03:20 PM
thrifty-return	$30.00	$30.00	10/17/2009 9:31:34 PM
omerta6102	$36.61	$36.61	10/17/2009 3:16:17 PM
Slowtype	$25.00	$25.00	10/17/2009 3:21:57 PM
CPAMAN	$25.00	$25.00	10/18/2009 8:21:43 AM
ChrisTJ	$25.00	$25.00	10/17/2009 8:12:06 PM
p2p-allocator	$25.00	$25.00	10/17/2009 9:29:06 PM
MissionMicroFinance	$25.00	$25.00	10/17/2009 9:27:17 PM
simplewareinc	$27.81	$27.81	10/18/2009 7:21:28 AM
affluence-tycoon	$50.00	$50.00	10/18/2009 8:24:04 AM
Apex-Lender	$25.00	$25.00	10/18/2009 8:07:22 AM
testobsessed	$27.34	$27.34	10/18/2009 8:56:59 AM
ouyangers	$25.00	$25.00	10/18/2009 8:23:46 AM
runner262	$25.00	$25.00	10/18/2009 6:27:56 PM
festeringsnot	$25.00	$25.00	10/18/2009 10:01:33 PM
szetheli	$107.00	$107.00	10/18/2009 3:26:07 PM
OSERENKUKU	$25.00	$25.00	10/19/2009 12:01:46 AM
SNL_Svs	$25.00	$25.00	10/19/2009 12:26:32 AM
porkhelmet	$25.00	$25.00	10/19/2009 5:31:19 AM
crenen139	$25.00	$25.00	10/18/2009 6:27:41 PM
Rogelio48	$25.00	$25.00	10/19/2009 5:31:37 AM
lostontheedge	$25.00	$25.00	10/19/2009 5:31:36 AM
yarg	$25.00	$25.00	10/19/2009 11:22:57 AM
MONEYMATCH	$49.10	$49.10	10/19/2009 3:58:52 PM
lending_pugs	$25.00	$25.00	10/19/2009 2:42:30 PM
ritchie70	$25.00	$25.00	10/19/2009 3:59:14 PM
gilbow	$25.00	$25.00	10/19/2009 4:00:12 PM
reflective-rupee	$25.00	$25.00	10/19/2009 4:05:04 PM
samo102us	$25.00	$25.00	10/19/2009 3:59:17 PM
yomanie	$25.00	$25.00	10/19/2009 3:59:25 PM
whatknows	$25.00	$25.00	10/19/2009 4:00:18 PM
revenue-achievement	$25.00	$25.00	10/19/2009 3:57:45 PM
A007	$25.00	$25.00	10/19/2009 3:58:56 PM
MrMcduck	$25.00	$25.00	10/19/2009 3:59:07 PM
Techne_Funds_LLC	$25.00	$25.00	10/19/2009 4:21:53 PM
nbhz60a	$25.00	$11.08	10/19/2009 4:22:02 PM
nicklds	$25.00	$25.00	10/19/2009 4:16:52 PM
classiccitizen	$25.00	$25.00	10/19/2009 4:38:49 PM
VitaminFunk	$25.00	$25.00	10/19/2009 5:10:48 PM
PotBellyPete	$50.00	$50.00	10/19/2009 7:33:04 PM
momoney2lend	$25.00	$25.00	10/19/2009 8:19:18 PM
balance-warrior	$25.00	$25.00	10/19/2009 8:41:15 PM
forthright-durability	$25.00	$25.00	10/19/2009 9:50:03 PM
wodude	$25.00	$25.00	10/19/2009 10:20:32 PM
bondhedger	$25.00	$25.00	10/19/2009 10:57:29 PM
kenL	$300.00	$300.00	10/20/2009 7:53:14 AM
brightest-income-hunter	$25.00	$25.00	10/20/2009 8:22:50 AM
brightest-economy-tsunami	$25.00	$25.00	10/20/2009 9:35:41 AM
zone8	$25.00	$25.00	10/13/2009 9:48:29 AM
secobarbital	$25.00	$25.00	10/13/2009 9:50:23 AM
tsquared_030	$25.00	$25.00	10/13/2009 9:51:57 AM
Havana21	$50.00	$50.00	10/13/2009 9:53:18 AM
loanfairy	$25.00	$25.00	10/13/2009 9:53:45 AM
birddogsb	$50.00	$50.00	10/13/2009 9:52:49 AM
Dreams4Cash	$25.00	$25.00	10/13/2009 9:53:30 AM
unclejaef	$25.00	$25.00	10/13/2009 9:55:13 AM
spitzbergen	$25.00	$25.00	10/13/2009 9:49:54 AM
thedreamer	$25.00	$25.00	10/13/2009 9:53:01 AM
CarDealer3070	$30.00	$30.00	10/13/2009 9:53:10 AM
bronzmajom	$25.00	$25.00	10/13/2009 9:54:00 AM
uncleegg	$25.00	$25.00	10/13/2009 10:13:56 AM
Prezotus	$25.00	$25.00	10/13/2009 10:14:24 AM
beezling	$52.00	$52.00	10/13/2009 10:28:50 AM
Wangersinc	$25.00	$25.00	10/13/2009 10:26:18 AM
GElender	$25.00	$25.00	10/13/2009 10:33:53 AM
the-silver-blaster	$25.00	$25.00	10/13/2009 10:34:56 AM
YogaDude34	$25.00	$25.00	10/13/2009 10:33:11 AM
AF-Chief	$25.00	$25.00	10/13/2009 11:34:08 AM
wise-extraordinary-loot	$25.00	$25.00	10/13/2009 11:39:23 AM
drg6289	$25.00	$25.00	10/13/2009 3:09:08 PM
Toastsr	$25.00	$25.00	10/13/2009 2:50:47 PM
ChuckieG	$50.00	$50.00	10/13/2009 4:50:10 PM
Savings_EQ_Dignity	$25.00	$25.00	10/13/2009 4:58:51 PM
WHEREISTHEMOON	$25.00	$25.00	10/13/2009 7:08:56 PM
biobulator	$25.00	$25.00	10/13/2009 8:29:09 PM
L-vex	$25.00	$25.00	10/13/2009 11:13:39 PM
FountainShrugged	$25.00	$25.00	10/14/2009 6:20:36 PM
charming-point	$50.00	$50.00	10/15/2009 9:33:59 AM
slartibardfast	$25.00	$25.00	10/15/2009 12:09:11 PM
Orringo	$25.00	$25.00	10/15/2009 5:08:34 PM
YoungSuccessLLC	$25.00	$25.00	10/15/2009 5:29:03 PM
tallmon	$25.00	$25.00	10/16/2009 5:15:35 AM
well-mannered-income3	$25.00	$25.00	10/16/2009 6:16:18 AM
brilliant-balance	$25.00	$25.00	10/16/2009 7:47:21 AM
ITExec	$32.75	$32.75	10/16/2009 9:36:22 AM
unk1911	$25.00	$25.00	10/16/2009 8:44:22 AM
rmachi	$25.00	$25.00	10/16/2009 11:00:57 AM
andrewgl	$25.00	$25.00	10/16/2009 3:32:48 PM
lcole32	$35.00	$35.00	10/16/2009 3:38:13 PM
poeman	$25.00	$25.00	10/16/2009 3:41:03 PM
gracej	$25.00	$25.00	10/16/2009 3:41:23 PM
Artist_Blue	$25.00	$25.00	10/16/2009 3:41:14 PM
gotyourgear	$25.00	$25.00	10/16/2009 3:36:36 PM
cash-tiramisu	$250.00	$250.00	10/16/2009 4:38:53 PM
larrybird	$95.00	$95.00	10/16/2009 4:38:52 PM
p2ploan-lion	$25.00	$25.00	10/17/2009 8:26:28 AM
Sateesh	$100.00	$100.00	10/17/2009 8:26:41 AM
dbluesea	$25.00	$25.00	10/17/2009 6:26:16 AM
hayhelp	$25.00	$25.00	10/17/2009 8:24:23 AM
Mantis75	$25.00	$25.00	10/17/2009 8:26:42 AM
kegs	$100.00	$100.00	10/17/2009 8:29:34 AM
treasure-bliss	$50.00	$50.00	10/17/2009 8:26:44 AM
Plotinus	$42.66	$42.66	10/17/2009 8:26:56 AM
KevinC_63366	$25.00	$25.00	10/17/2009 8:38:57 AM
KiwiElf	$25.00	$25.00	10/17/2009 5:53:47 PM
AF_Trust	$25.00	$25.00	10/17/2009 12:11:26 PM
JDFuego	$25.00	$25.00	10/17/2009 6:19:13 PM
topher515	$25.00	$25.00	10/17/2009 12:21:38 PM
selfmademan	$25.00	$25.00	10/17/2009 3:16:35 PM
benroo	$25.00	$25.00	10/17/2009 3:34:10 PM
Kaj	$25.00	$25.00	10/17/2009 9:31:14 PM
NATIVEBORN	$25.00	$25.00	10/18/2009 8:26:21 AM
rdecartus	$25.00	$25.00	10/17/2009 8:13:52 PM
upc_tnt	$25.00	$25.00	10/18/2009 1:32:42 AM
westsidehighway	$25.00	$25.00	10/18/2009 8:21:45 AM
natecam	$25.00	$25.00	10/18/2009 8:57:02 AM
WorldlyWorker	$25.00	$25.00	10/18/2009 11:21:14 AM
stoopidnoodle	$25.00	$25.00	10/18/2009 11:26:32 AM
mathprof	$25.00	$25.00	10/18/2009 7:51:14 PM
TEAM-Jasper	$25.00	$25.00	10/19/2009 12:01:23 AM
Helenska11	$25.00	$25.00	10/18/2009 7:48:12 PM
RB_Double-A_Bravo	$25.00	$25.00	10/19/2009 3:22:10 AM
SpareChangeHero	$25.00	$25.00	10/19/2009 4:27:16 AM
jeffreyd81	$25.00	$25.00	10/19/2009 9:31:33 AM
MicroPod	$25.00	$25.00	10/19/2009 7:52:01 AM
rhin0cerx	$50.00	$50.00	10/19/2009 8:17:24 AM
Buffer10	$30.25	$30.25	10/19/2009 9:06:18 AM
BBL	$25.00	$25.00	10/19/2009 9:16:31 AM
inkplj	$50.00	$50.00	10/19/2009 9:33:31 AM
karpman3	$48.24	$48.24	10/19/2009 10:47:25 AM
currency-bumblebee	$100.00	$100.00	10/19/2009 10:40:51 AM
kmavm	$25.00	$25.00	10/19/2009 11:02:08 AM
sjev	$25.00	$25.00	10/19/2009 11:48:37 AM
Papa_Mema	$28.13	$28.13	10/19/2009 12:17:48 PM
wise-silver-wonder	$25.00	$25.00	10/19/2009 2:11:26 PM
Darkjimson	$25.00	$25.00	10/19/2009 3:58:50 PM
money-vista	$25.00	$25.00	10/19/2009 3:59:23 PM
busybee007	$25.00	$25.00	10/19/2009 3:41:31 PM
Hokiemon	$25.00	$25.00	10/19/2009 3:59:13 PM
ErikB	$25.00	$25.00	10/19/2009 3:59:33 PM
decisive-capital	$30.00	$30.00	10/19/2009 3:57:04 PM
ElAbel11	$25.00	$25.00	10/19/2009 3:57:49 PM
bazaar-tulip	$25.00	$25.00	10/19/2009 3:59:00 PM
mudaholic	$25.00	$25.00	10/19/2009 3:59:48 PM
b-rent	$25.00	$25.00	10/19/2009 4:21:29 PM
doubledb	$40.71	$40.71	10/19/2009 4:27:37 PM
crw1950	$50.00	$50.00	10/19/2009 5:15:33 PM
nykidd	$100.00	$100.00	10/19/2009 5:50:35 PM
Kash2010lu	$25.00	$25.00	10/19/2009 7:00:58 PM
ksubd	$30.00	$30.00	10/19/2009 11:18:12 PM
Makemony	$50.00	$50.00	10/19/2009 8:10:38 PM
micloans	$25.00	$25.00	10/20/2009 7:48:48 AM
authentic-peace7	$25.00	$25.00	10/20/2009 6:56:04 AM
DG2007	$25.00	$25.00	10/20/2009 8:34:17 AM
fiscal_family	$25.00	$25.00	10/20/2009 9:00:27 AM
bill-expert	$100.00	$100.00	10/20/2009 9:16:22 AM
Tikibarman	$100.00	$100.00	10/20/2009 9:09:35 AM
216 bids
Borrower Payment Dependent Notes Series 428133
This series of Notes was issued and sold upon the funding of the borrower loan #39060, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,975.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Oct-14-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$89.34
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 28.32%	Final monthly payment:	$79.57

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.83%
Lender servicing fee:	1.00%	Estimated return:	9.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1986	Debt/Income ratio:	32%
Credit score:	600-620 (Oct-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$18,003	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	shotgun82	Borrower's state:	California	Borrower's group:	Veteran Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	44 ( 100% )	600-620 (Latest)
Principal borrowed:	$7,400.00	< mo. late:	0 ( 0% )	600-620 (Sep-2009) 600-620 (Jul-2008) 600-620 (Jun-2008) 580-600 (Dec-2007)
Principal balance:	$2,650.30	1+ mo. late:	0 ( 0% )
Total payments billed:	44
Description
High Interest Personal Loans
Seeking funds to pay off high interest personal loans(CashCall $3387@69%). I currently have money loaned out to others through Prosper, so I fully understand the risks and rewards of this site.?Of the money I've loaned out, there is one default. So, rest assured I would never miss a payment. I'm a proud twenty year veteran retired from the U.S. Air Force and gainfully employed in the same line of work for forty plus years.?The CashCall Loan was used to?for housing for my daughter while she was in Grad School, she has graduated and is gainfully employed. Now I just wish to lower the interest rate in the CashCall loan.

Monthly Expenses:
Rent:????????????????????????????????????????? $2275
Auto Loan?????????????????????????????????????? 460
Auto Ins??????????????????????????????????????????paid
Phone???????????????????????????????????????????? ?98
Utilities?????????????????????????????????????????? 238
Groceries??????????????????????????????????????? 375
Credit cards???????????????????????????????????? 240
Taxe\Medical\Dental with held? pay???687?
Total deductions:???????????????????????? $4373
Income???????????? :?????????????????????????? 6419
Left Over?????????????????????????????????????$2046

Thanks in advance for considering my request.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Credit2Prosper	$25.00	$25.00	10/20/2009 10:23:30 AM
investment-visionary	$25.00	$25.00	10/20/2009 10:50:59 AM
gpuck	$25.00	$25.00	10/20/2009 5:22:06 PM
upbeat-marketplace	$25.00	$25.00	10/20/2009 5:36:43 PM
Loanstou	$200.00	$112.15	10/20/2009 7:51:37 PM
sparkybrneyes	$25.00	$25.00	10/21/2009 9:13:33 AM
juxtapose	$25.00	$25.00	10/21/2009 12:41:34 PM
RoyRS	$50.00	$50.00	10/21/2009 1:47:48 PM
boodo	$279.81	$279.81	10/21/2009 1:38:19 PM
Ray3486	$25.00	$25.00	10/21/2009 2:07:42 PM
fireferd	$160.30	$160.30	10/21/2009 3:25:46 PM
I_want_to_help_you	$25.00	$25.00	10/21/2009 3:36:17 PM
Rip128	$25.00	$25.00	10/21/2009 3:43:51 PM
crazybill	$25.00	$25.00	10/21/2009 3:23:05 PM
bondhedger	$25.00	$25.00	10/21/2009 3:38:19 PM
orange-unequaled-bid	$50.00	$50.00	10/21/2009 3:39:10 PM
sunnygee	$25.00	$25.00	10/21/2009 3:38:21 PM
gold-cluster	$100.00	$100.00	10/21/2009 3:56:16 PM
srthsvghdthtr	$25.00	$25.00	10/20/2009 2:43:17 PM
RainyDayFunds	$25.00	$25.00	10/20/2009 5:21:44 PM
99Lender	$30.00	$30.00	10/20/2009 5:32:33 PM
deepblue34	$35.00	$35.00	10/20/2009 6:04:24 PM
DonDiego	$25.00	$25.00	10/20/2009 11:25:25 PM
flwah	$25.00	$25.00	10/21/2009 6:01:09 AM
strutter	$30.00	$30.00	10/21/2009 9:57:24 AM
LendToCause	$25.00	$25.00	10/21/2009 11:42:29 AM
nurat	$41.02	$41.02	10/21/2009 10:46:00 AM
kindness-jedi	$100.00	$100.00	10/21/2009 1:19:12 PM
boodo	$53.90	$53.90	10/21/2009 2:16:46 PM
rapid-balance	$25.00	$25.00	10/21/2009 2:50:50 PM
Happyhourcomics	$25.00	$25.00	10/21/2009 2:36:04 PM
Kash2010lu	$25.00	$25.00	10/21/2009 2:37:29 PM
generous-deal6	$25.00	$25.00	10/21/2009 3:00:17 PM
relentless-gain3	$25.00	$25.00	10/21/2009 3:25:42 PM
Biazza	$47.82	$47.82	10/21/2009 3:32:06 PM
brightest-economy-tsunami	$25.00	$25.00	10/21/2009 3:07:13 PM
well-mannered-income3	$25.00	$25.00	10/21/2009 3:54:41 PM
ColoradoLender82	$25.00	$25.00	10/21/2009 2:52:24 PM
bondhedger	$25.00	$25.00	10/21/2009 3:33:36 PM
best-generosity-financier	$75.00	$75.00	10/21/2009 3:50:24 PM
cti11	$25.00	$25.00	10/21/2009 3:56:36 PM
XayV03	$100.00	$100.00	10/21/2009 3:59:10 PM
Engineer44	$35.00	$35.00	10/21/2009 4:03:34 PM
43 bids
Borrower Payment Dependent Notes Series 428631
This series of Notes was issued and sold upon the funding of the borrower loan #39064, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-14-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	9.01%	Starting borrower rate/APR:	10.01% / 10.35%	Starting monthly payment:	$32.27
Final lender yield:	5.99%	Final borrower rate/APR:	6.99% / 7.33%	Final monthly payment:	$30.87

Auction yield range:	3.27% - 9.01%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-2007	Debt/Income ratio:	1%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	8y 7m
Amount delinquent:	$0	Revolving credit balance:	$152	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	noble-revenue	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reliable Investment
Allow me to pay you to improve my credit.? This loan will be reinvested in prosper.A little about me:
Apart from my job I have a business.? www.sorren.com/promo/freetrial/?refID=1&source=prosper will allow prosper members 8 free rentals and a premium trial at sorren.com.Monthly Job Income: 4,475
Expenses: 445
HSA, IRA, 529: 834
Surplus: $3,196I added over $5,000 to prosper this month due to a 2% lending incentive.Learning from my parents, I avoided debt.? I did not have a cc until about 2 years ago.? I learned credit is important; borrowing for investments and decreasing expenses can be good.Future plans:
I learned a new method for building homes with R50 insulated walls as a volunteer in Greensburg.? After my wife gets her masters we plan to build a home.? Excellent credit will cut the loan interest.? This prosper loan will improve my rating and profit you.? It has already helped me to become a better lender.? Please ask questions, I am out of space.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what is your business? - old
A: My business is the Sorren Video Library at www.sorren.com. I included a link to a free trial signup page so people can check it out if they want. I tremendously enjoy software development. In addition to the video library which is a personal project I am the only developer at my place of employment. I write software to make businesses more efficient. Many of our clients have lowered their marketing funds but increased spending to improve efficiency. Business is great. (Oct-14-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

blot44	$50.00	$50.00	10/15/2009 3:48:56 PM
marwadi-62	$200.00	$200.00	10/15/2009 4:43:00 PM
FundMaker	$25.00	$25.00	10/19/2009 4:38:33 PM
YummiBear	$25.00	$25.00	10/20/2009 5:55:32 PM
Prezotus	$25.00	$25.00	10/20/2009 9:31:36 PM
community-gyration7	$50.00	$50.00	10/21/2009 5:46:12 AM
jybank	$49.90	$49.90	10/21/2009 10:23:26 AM
generous-deal6	$25.00	$25.00	10/21/2009 10:31:52 AM
bankar	$25.00	$25.00	10/21/2009 10:35:55 AM
icon7	$50.00	$50.00	10/21/2009 12:41:08 PM
brightest-economy-tsunami	$50.00	$50.00	10/21/2009 3:15:17 PM
hope-lionheart1	$25.00	$25.00	10/21/2009 1:01:44 PM
myidear	$26.50	$26.50	10/21/2009 1:09:12 PM
bondhedger	$25.00	$25.00	10/21/2009 3:52:50 PM
best-generosity-financier	$25.00	$25.00	10/21/2009 3:56:45 PM
wwwUniversal	$25.00	$25.00	10/21/2009 4:05:13 PM
hellasow	$30.00	$30.00	10/15/2009 3:59:42 AM
SchaeferJ	$25.00	$25.00	10/15/2009 6:33:32 AM
junes08	$50.00	$50.00	10/16/2009 6:01:38 AM
blot44	$50.00	$14.05	10/16/2009 4:35:31 AM
beachfunder	$25.00	$25.00	10/19/2009 3:55:48 PM
dproxima	$25.00	$25.00	10/19/2009 5:16:19 PM
slxvq	$54.54	$54.54	10/20/2009 2:54:31 PM
PotBellyPete	$25.00	$25.00	10/21/2009 11:45:38 AM
vtr1000	$25.01	$25.01	10/21/2009 2:29:42 PM
JDLanier	$25.00	$25.00	10/21/2009 12:40:14 PM
26 bids
Borrower Payment Dependent Notes Series 428963
This series of Notes was issued and sold upon the funding of the borrower loan #39065, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-16-2009
				Auction end date:	Oct-18-2009

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 16.36%	Starting monthly payment:	$52.74
Final lender yield:	6.20%	Final borrower rate/APR:	7.20% / 7.54%	Final monthly payment:	$46.45

Auction yield range:	3.27% - 15.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jan-1993	Debt/Income ratio:	34%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,423	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	vivacious-vigilance	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to help my daughter who is in a bit of a financial crisis.

My financial situation:
I am a good candidate for this loan because I have had steady employment for 2.5 years with the State of Oregon.? My payroll checks are directly deposited into my banking account and I would be more than happy to have my monthly loan payment automatically deducted from my checking account.? I have a good credit score and am not late in making my montly obligations.

I appreciate your consideration of this loan.

Thank you,
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DonaldColorado	$25.00	$25.00	10/16/2009 4:06:52 PM
ClearLake	$25.00	$25.00	10/16/2009 4:05:52 PM
personal-lender	$25.00	$25.00	10/16/2009 4:17:50 PM
Weaverville	$25.00	$25.00	10/16/2009 4:18:01 PM
justice-dna	$25.00	$25.00	10/16/2009 4:18:47 PM
gracej	$25.00	$25.00	10/16/2009 4:18:52 PM
abidos	$25.00	$25.00	10/16/2009 4:17:42 PM
DukSerduk	$25.00	$25.00	10/16/2009 4:18:05 PM
kenji4861	$50.00	$50.00	10/16/2009 4:24:30 PM
BlindProphet	$25.00	$25.00	10/16/2009 4:18:40 PM
platinum-sorcerer6	$25.00	$25.00	10/16/2009 4:18:56 PM
MONEYLENDER101	$100.00	$100.00	10/16/2009 4:19:10 PM
Walkingcowboy	$25.00	$25.00	10/16/2009 4:20:14 PM
goofy15975	$25.00	$25.00	10/16/2009 4:21:24 PM
CarDealer3070	$50.00	$50.00	10/16/2009 4:21:42 PM
SDNLR	$25.00	$25.00	10/16/2009 4:21:55 PM
dr-dollar	$25.00	$25.00	10/16/2009 4:22:10 PM
SchaeferJ	$25.00	$25.00	10/16/2009 4:37:42 PM
icon7	$25.00	$25.00	10/16/2009 4:40:33 PM
InTheProcess	$25.00	$25.00	10/16/2009 4:04:25 PM
windfall46	$25.00	$25.00	10/16/2009 4:08:05 PM
LHSK	$25.00	$25.00	10/16/2009 4:08:44 PM
transparency-giant	$50.00	$50.00	10/16/2009 4:10:12 PM
sas19	$25.00	$25.00	10/16/2009 4:18:21 PM
unequaled-credit7	$25.00	$25.00	10/16/2009 4:20:38 PM
kulender	$25.00	$25.00	10/16/2009 4:17:43 PM
bchen78875	$50.00	$50.00	10/16/2009 4:18:15 PM
supersarah61	$25.00	$25.00	10/16/2009 4:24:23 PM
Barak	$80.00	$80.00	10/16/2009 4:18:32 PM
VBAces	$75.00	$10.00	10/16/2009 4:24:39 PM
compoundinterest	$50.00	$50.00	10/16/2009 4:18:46 PM
inventive-funds	$25.00	$25.00	10/16/2009 4:18:36 PM
kid8549	$25.00	$25.00	10/16/2009 4:19:02 PM
thedreamer	$25.00	$25.00	10/16/2009 4:19:04 PM
shadowflame_99	$25.00	$25.00	10/16/2009 4:19:14 PM
czar3	$25.00	$25.00	10/16/2009 4:19:08 PM
icon7	$50.00	$50.00	10/16/2009 4:19:24 PM
Havana21	$50.00	$50.00	10/16/2009 4:21:31 PM
zone6	$75.00	$75.00	10/16/2009 4:21:46 PM
uncleegg	$25.00	$25.00	10/16/2009 4:22:05 PM
Prezotus	$25.00	$25.00	10/16/2009 4:22:12 PM
KailuaLender	$25.00	$25.00	10/16/2009 4:24:31 PM
slartibardfast	$35.00	$35.00	10/16/2009 4:24:37 PM
hellasow	$25.00	$25.00	10/16/2009 7:35:31 PM
junes08	$50.00	$50.00	10/17/2009 8:29:50 AM
45 bids
Borrower Payment Dependent Notes Series 429083
This series of Notes was issued and sold upon the funding of the borrower loan #39068, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-19-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$123.23
Final lender yield:	25.45%	Final borrower rate/APR:	26.45% / 28.78%	Final monthly payment:	$121.59

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1983	Debt/Income ratio:	35%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	11 / 9	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	7y 0m
Amount delinquent:	$0	Revolving credit balance:	$889	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	transparency-pizza	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paint, carpet, replace doors
Purpose of loan:
This loan will be used to? home improvement

My financial situation:
I am a good candidate for this loan because?I?work steady and can pay the loan back.?

Monthly net income: $ avg 1900.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please indicate your monthly expenses? thanks - reflective-rupee
A: Approximately $700 per month. My husband pays the mortgage, car and utilites. I pay the incidentals. (Oct-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dinero-mason	$50.00	$50.00	10/19/2009 12:58:10 PM
NoCal	$25.00	$25.00	10/19/2009 1:02:02 PM
charming-point	$50.00	$50.00	10/19/2009 12:59:38 PM
biobulator	$25.00	$25.00	10/19/2009 12:57:56 PM
slartibardfast	$25.00	$25.00	10/19/2009 12:59:56 PM
tallmon	$25.00	$25.00	10/19/2009 1:00:59 PM
Turtlebear44	$25.00	$25.00	10/19/2009 1:06:00 PM
drg6289	$25.00	$25.00	10/19/2009 1:01:04 PM
building_community	$25.00	$25.00	10/19/2009 1:01:30 PM
shiny-dollar9	$25.00	$25.00	10/19/2009 1:06:36 PM
red-favorable-basis	$25.00	$25.00	10/19/2009 1:07:13 PM
bronzmajom	$25.00	$25.00	10/19/2009 1:07:14 PM
worlds-best-reward	$25.00	$25.00	10/19/2009 1:08:15 PM
kid8549	$25.00	$25.00	10/19/2009 1:07:10 PM
spitzbergen	$25.00	$25.00	10/19/2009 1:16:46 PM
CarDealer3070	$30.00	$30.00	10/19/2009 1:16:53 PM
ferocious-exchange3	$25.00	$25.00	10/19/2009 1:07:45 PM
VBAces	$25.00	$25.00	10/19/2009 1:23:43 PM
secobarbital	$25.00	$25.00	10/19/2009 1:24:44 PM
anton	$25.00	$25.00	10/19/2009 1:25:01 PM
irrelevant	$25.00	$25.00	10/19/2009 1:17:21 PM
wrighco	$25.00	$25.00	10/19/2009 1:17:29 PM
mtquan	$25.00	$25.00	10/19/2009 1:17:38 PM
zone8	$100.00	$100.00	10/19/2009 1:15:48 PM
MetraLynn	$25.00	$25.00	10/19/2009 1:27:55 PM
wise-extraordinary-loot	$25.00	$25.00	10/19/2009 1:17:11 PM
Toastsr	$25.00	$25.00	10/19/2009 1:17:15 PM
flwah	$25.00	$25.00	10/19/2009 1:17:19 PM
three-for-6	$25.00	$25.00	10/19/2009 1:32:05 PM
icon7	$50.00	$50.00	10/19/2009 1:17:41 PM
andrewgl	$25.00	$25.00	10/19/2009 1:17:49 PM
delivery	$25.00	$25.00	10/19/2009 1:24:55 PM
wildguy	$25.00	$25.00	10/19/2009 1:25:43 PM
gain-butterfly	$25.00	$25.00	10/19/2009 2:01:22 PM
GElender	$25.00	$25.00	10/19/2009 1:23:53 PM
djh47a	$25.00	$25.00	10/19/2009 1:32:29 PM
DaveM0	$25.00	$25.00	10/19/2009 2:03:30 PM
noble-revenue	$28.87	$28.87	10/19/2009 2:44:14 PM
deal-secret-agent	$25.00	$25.00	10/19/2009 2:46:14 PM
leverage-trident	$25.00	$25.00	10/19/2009 2:11:39 PM
blue-exuberant-economy	$25.00	$25.00	10/19/2009 2:17:07 PM
Phantom99	$25.00	$25.00	10/19/2009 2:46:18 PM
UCLA4life	$25.00	$25.00	10/19/2009 4:05:34 PM
draggon77	$25.00	$25.00	10/19/2009 4:51:16 PM
Dreams4Cash	$25.00	$25.00	10/19/2009 5:07:01 PM
able2help	$25.00	$25.00	10/19/2009 5:07:37 PM
Patrician	$25.00	$25.00	10/19/2009 6:08:30 PM
capital-galaxy	$75.00	$75.00	10/19/2009 4:42:22 PM
five-star-note	$25.00	$25.00	10/19/2009 5:07:15 PM
cornflakes100	$25.00	$25.00	10/19/2009 4:51:19 PM
srfb973	$30.50	$30.50	10/19/2009 6:26:32 PM
turbine5	$25.00	$3.63	10/19/2009 7:06:45 PM
reflective-rupee	$25.00	$25.00	10/19/2009 11:07:50 PM
loanfairy	$25.00	$25.00	10/20/2009 4:21:25 AM
beezling	$52.00	$52.00	10/19/2009 12:55:29 PM
Orringo	$25.00	$25.00	10/19/2009 1:00:22 PM
108lender	$75.00	$75.00	10/19/2009 12:57:31 PM
loan-master996	$50.00	$50.00	10/19/2009 12:57:45 PM
heroic-benefit	$25.00	$25.00	10/19/2009 12:58:29 PM
FountainShrugged	$25.00	$25.00	10/19/2009 12:58:55 PM
treasure-bliss	$50.00	$50.00	10/19/2009 1:05:39 PM
GatorBux	$25.00	$25.00	10/19/2009 1:05:39 PM
well-mannered-income3	$25.00	$25.00	10/19/2009 1:07:16 PM
lagnisiruk	$25.00	$25.00	10/19/2009 1:07:25 PM
dedicated-diversification5	$30.00	$30.00	10/19/2009 1:01:19 PM
treasure-transporter	$25.00	$25.00	10/19/2009 1:01:38 PM
Havana21	$50.00	$50.00	10/19/2009 1:06:22 PM
deal-pinnacle7	$25.00	$25.00	10/19/2009 1:06:43 PM
NoMoreDebt4Me	$50.00	$50.00	10/19/2009 1:07:32 PM
jeffreyd81	$25.00	$25.00	10/19/2009 1:07:58 PM
Halos2002	$50.00	$50.00	10/19/2009 1:16:33 PM
Prezotus	$25.00	$25.00	10/19/2009 1:23:37 PM
SNH	$50.00	$50.00	10/19/2009 1:24:04 PM
personal-lender	$25.00	$25.00	10/19/2009 1:24:19 PM
get30inc	$25.00	$25.00	10/19/2009 1:17:13 PM
fcb202	$25.00	$25.00	10/19/2009 1:25:38 PM
AF-Chief	$25.00	$25.00	10/19/2009 1:16:41 PM
honorable-yield	$25.00	$25.00	10/19/2009 1:16:49 PM
unclejaef	$25.00	$25.00	10/19/2009 1:16:57 PM
Wangersinc	$25.00	$25.00	10/19/2009 1:17:05 PM
the-silver-blaster	$25.00	$25.00	10/19/2009 1:17:08 PM
jhouman	$25.00	$25.00	10/19/2009 1:17:47 PM
louisianalender	$100.00	$100.00	10/19/2009 1:25:34 PM
thedreamer	$25.00	$25.00	10/19/2009 1:23:29 PM
YogaDude34	$25.00	$25.00	10/19/2009 1:23:49 PM
visionary-currency	$25.00	$25.00	10/19/2009 1:24:08 PM
PotBellyPete	$25.00	$25.00	10/19/2009 2:46:16 PM
uncleegg	$25.00	$25.00	10/19/2009 1:28:22 PM
catomaior	$25.00	$25.00	10/19/2009 1:28:27 PM
tsquared_030	$25.00	$25.00	10/19/2009 2:28:10 PM
Savings_EQ_Dignity	$25.00	$25.00	10/19/2009 2:12:36 PM
unk1911	$25.00	$25.00	10/19/2009 4:04:06 PM
InChicago	$25.00	$25.00	10/19/2009 4:12:10 PM
IIP77	$25.00	$25.00	10/19/2009 5:07:21 PM
scottr	$25.00	$25.00	10/19/2009 5:07:27 PM
snoopey100	$25.00	$25.00	10/19/2009 5:07:32 PM
spirited-finance1	$25.00	$25.00	10/19/2009 6:01:31 PM
Georgetastic	$25.00	$25.00	10/19/2009 6:26:09 PM
kenang1	$50.00	$50.00	10/19/2009 9:41:54 PM
99 bids
Borrower Payment Dependent Notes Series 426462
This series of Notes was issued and sold upon the funding of the borrower loan #39050, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	14 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Oct-01-2009
				Auction end date:	Oct-15-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	11 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,582	Occupation:	Student - College J...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	Skywalker34	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college please help
Purpose of loan:
This loan will be used to
I am currently enrolled full time at Houston Community College and will complete my Certification in Peoplesoft? by December 2009 and continue next year to completing my AAS in Human Resources Management.by December 2010. The Loan will be used to pay for classes next year

My financial situation:
I am a good candidate for this loan because I have over 15 Years experience in Store management and Banking experience, Most recently i worked for Game stop 2005-2009 as a store Manager, unfortunately the running a million dollar store and school did not go hand in hand, This way i give 100% to my classes and finish faster
I am up to date on all my bills and have never been late on any bill in the last 20 years

Monthly net income: $ 3000

Monthly expenses: $ 2380
??Housing: $ 700
??Insurance: $ 100
??Car expenses: $ 800
??Utilities: $ 100
??Phone, cable, internet: $ 30
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Unitas4302	$100.00	$100.00	10/9/2009 3:29:50 PM
zone6	$50.00	$50.00	10/14/2009 7:00:22 PM
delivery	$25.00	$25.00	10/15/2009 9:26:26 AM
reflective-rupee	$50.00	$5.00	10/15/2009 10:11:11 AM
OPEO	$25.00	$25.00	10/15/2009 11:23:05 AM
noble-revenue	$70.00	$70.00	10/15/2009 11:24:39 AM
I_want_to_help_you	$25.00	$25.00	10/15/2009 1:48:33 PM
Leshan	$25.00	$25.00	10/15/2009 2:40:25 PM
Rule62	$25.00	$25.00	10/15/2009 2:10:33 PM
kindness-jedi	$25.00	$25.00	10/15/2009 1:20:21 PM
five-star-note	$25.00	$25.00	10/13/2009 5:51:40 PM
reflective-rupee	$100.00	$100.00	10/14/2009 10:20:01 AM
mrxtravis	$25.00	$25.00	10/14/2009 10:54:21 AM
gold-cluster	$100.00	$100.00	10/14/2009 7:08:18 PM
Prezotus	$25.00	$25.00	10/14/2009 10:14:11 PM
reflective-rupee	$100.00	$100.00	10/15/2009 7:42:10 AM
reflective-rupee	$50.00	$50.00	10/15/2009 9:22:26 AM
JayIsABear	$25.00	$25.00	10/15/2009 10:13:29 AM
PackFan13	$25.00	$25.00	10/15/2009 10:18:12 AM
reliable-vigilance	$25.00	$25.00	10/15/2009 11:33:31 AM
CarlosCespedes	$25.00	$25.00	10/15/2009 1:43:38 PM
epic-payout	$25.00	$25.00	10/15/2009 2:33:56 PM
Sudoku	$25.00	$25.00	10/15/2009 2:44:52 PM
branaa99	$25.00	$25.00	10/15/2009 2:56:06 PM
TFAD72	$25.00	$25.00	10/15/2009 2:13:04 PM
25 bids
Borrower Payment Dependent Notes Series 426646
This series of Notes was issued and sold upon the funding of the borrower loan #39056, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	B	Auction Duration:	14 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Oct-02-2009
				Auction end date:	Oct-16-2009

Starting lender yield:	15.98%	Starting borrower rate/APR:	16.98% / 19.18%	Starting monthly payment:	$249.50
Final lender yield:	13.95%	Final borrower rate/APR:	14.95% / 17.12%	Final monthly payment:	$242.49

Auction yield range:	6.27% - 15.98%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2006	Debt/Income ratio:	14%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,307	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	29%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Embracing	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card balance
Purpose of loan:
This loan will be used to? to?pay off my cards?and?buy a used car?for school?

My financial situation:
I am a good candidate for this loan because? I have a steady job, I have?been there for three years plus and I always make sure my bills are paid on time.?I would love to get rid of the high interests rate and?buy a used car?for school.

Monthly income: $2,235

Expenses:
Rent: $500
insurance: $91
Cell phone: $50
Food: $200
Other: $135
total: $976

Income after expenses: $1259

I will be able to make the monthly payment
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: If you go to school, will you continue full time in your present job? At what kind of company do you work? On your credit cards, do you pay minimums, pay more than minimum, or pay off the card each month? - Eaglehigh
A: Yes, I will continue working full-time and go to school part-time. I pay more than the minimums (Oct-06-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rellotsf	$25.00	$25.00	10/2/2009 4:16:01 PM
transaction-animal8	$25.00	$25.00	10/2/2009 4:17:21 PM
don8ter	$25.00	$25.00	10/2/2009 4:17:33 PM
mcarm66	$25.00	$25.00	10/2/2009 4:17:59 PM
Dutchhunter	$25.00	$25.00	10/2/2009 4:18:33 PM
visionary-currency	$50.00	$50.00	10/2/2009 4:18:36 PM
RadCad1	$50.00	$50.00	10/2/2009 4:18:42 PM
treasure-firestarter8	$25.00	$25.00	10/2/2009 4:15:28 PM
Aquani	$50.00	$41.83	10/2/2009 4:19:03 PM
highcountry1	$25.00	$25.00	10/2/2009 4:14:58 PM
scottr	$25.00	$25.00	10/2/2009 4:16:16 PM
fortytwo	$150.00	$150.00	10/2/2009 4:15:13 PM
crazycool	$35.00	$35.00	10/2/2009 4:16:39 PM
kumpa2u	$25.00	$25.00	10/2/2009 4:16:45 PM
Supernick	$25.00	$25.00	10/2/2009 4:16:36 PM
affluence-tycoon	$25.00	$25.00	10/2/2009 4:17:36 PM
five-star-justice	$36.00	$36.00	10/2/2009 4:16:58 PM
Havana21	$50.00	$50.00	10/2/2009 4:17:54 PM
mtp	$50.00	$50.00	10/2/2009 4:18:02 PM
Weaverville	$50.00	$50.00	10/2/2009 4:18:20 PM
kind-leverage-ringleader	$50.00	$50.00	10/2/2009 4:17:24 PM
thrifty-return	$50.00	$50.00	10/2/2009 4:17:40 PM
tender-gold	$25.00	$25.00	10/2/2009 4:17:43 PM
Halos2002	$50.00	$50.00	10/2/2009 4:18:45 PM
inventive-wealth2	$25.00	$25.00	10/2/2009 4:17:45 PM
Champpilot	$50.00	$50.00	10/2/2009 4:19:00 PM
InvestorPartners	$25.00	$25.00	10/2/2009 4:17:57 PM
honorable-yield	$25.00	$25.00	10/2/2009 4:18:50 PM
minista	$25.00	$25.00	10/2/2009 4:34:05 PM
Montgomery-Burns	$25.00	$25.00	10/2/2009 4:39:36 PM
jybank	$25.00	$25.00	10/2/2009 4:42:25 PM
troubleman50	$60.00	$60.00	10/3/2009 10:07:02 AM
TommyTucker	$50.00	$50.00	10/3/2009 10:18:38 AM
buckyhead2000	$25.00	$25.00	10/3/2009 5:09:31 PM
Benny	$50.00	$50.00	10/5/2009 7:49:37 AM
liederhaus	$50.00	$50.00	10/6/2009 11:07:24 AM
himanshuko	$50.00	$50.00	10/6/2009 12:49:08 PM
interstellar	$50.00	$50.00	10/6/2009 1:51:56 PM
ksubd	$25.00	$25.00	10/7/2009 9:38:05 PM
IPlayOutsideTheBox	$25.00	$25.00	10/8/2009 6:49:28 AM
G8TB8K	$28.23	$28.23	10/8/2009 6:49:51 AM
njcass79	$25.00	$25.00	10/8/2009 10:43:46 AM
isuperwang	$150.00	$150.00	10/8/2009 3:28:10 PM
AdamDB	$25.00	$25.00	10/8/2009 4:11:44 PM
tdl	$25.00	$25.00	10/8/2009 5:41:46 PM
Thrivewithme	$145.77	$145.77	10/9/2009 4:09:06 PM
porwestco	$25.00	$25.00	10/9/2009 6:04:57 PM
rubylender	$25.00	$25.00	10/10/2009 2:28:57 AM
oldman1947	$25.00	$25.00	10/10/2009 10:42:06 AM
the-rate-creature	$25.00	$25.00	10/10/2009 9:19:28 PM
PR05P3RToday	$25.00	$25.00	10/11/2009 8:02:37 PM
Share-the-wealth	$100.00	$100.00	10/12/2009 7:08:42 AM
sophisticated-ore	$500.00	$500.00	10/12/2009 5:24:19 AM
Bigsaver	$25.00	$25.00	10/12/2009 2:44:26 PM
Gandalf0001	$25.00	$25.00	10/12/2009 5:59:40 PM
preventivepestcontrol	$50.00	$50.00	10/13/2009 12:03:27 AM
balance-force	$25.00	$25.00	10/12/2009 11:52:18 PM
McGrufus	$51.00	$51.00	10/13/2009 6:34:15 AM
JTHarris	$75.00	$75.00	10/13/2009 9:43:28 AM
Sol_Invictus	$25.00	$25.00	10/13/2009 11:53:52 AM
Grandmahoneybee	$50.00	$50.00	10/13/2009 1:19:49 PM
jcquiroz	$50.00	$50.00	10/13/2009 2:12:42 PM
Cherrypicker	$50.00	$50.00	10/13/2009 5:33:49 PM
merlin981	$43.84	$43.84	10/13/2009 6:53:45 PM
tender-ore	$25.00	$25.00	10/13/2009 9:22:40 PM
rawsushi	$135.46	$135.46	10/14/2009 1:49:59 AM
bass	$25.00	$25.00	10/14/2009 5:49:07 AM
MrGhost	$25.00	$25.00	10/14/2009 1:33:02 PM
ratzlefrss	$50.00	$50.00	10/14/2009 2:34:37 PM
SAR-2	$120.00	$120.00	10/14/2009 8:19:18 PM
Astyanax	$25.00	$25.00	10/15/2009 8:10:29 AM
hasbegun	$28.76	$28.76	10/15/2009 12:31:49 PM
LibbyZ	$50.00	$50.00	10/15/2009 3:58:40 PM
wwwUniversal	$25.00	$25.00	10/15/2009 6:40:17 PM
tranquil-revenue	$100.00	$100.00	10/15/2009 6:51:48 PM
evildutchman	$50.00	$50.00	10/15/2009 6:55:07 PM
fulfilling-commitment	$50.00	$50.00	10/15/2009 7:00:23 PM
scientists	$25.00	$25.00	10/15/2009 7:39:49 PM
Vans1975	$40.00	$40.00	10/16/2009 9:17:40 AM
ronin4sale	$25.00	$25.00	10/16/2009 6:14:30 AM
Digs	$25.00	$25.00	10/16/2009 11:41:29 AM
aurorafinancial	$50.00	$50.00	10/16/2009 9:07:06 AM
Johnab	$30.00	$30.00	10/16/2009 10:05:16 AM
Easystreet	$25.00	$25.00	10/16/2009 12:23:01 PM
moonshadow10	$50.00	$50.00	10/16/2009 10:10:53 AM
TommyTucker	$50.00	$50.00	10/16/2009 2:26:55 PM
ChazM1980	$27.87	$27.87	10/16/2009 12:56:24 PM
balance-chestnut	$25.00	$25.00	10/16/2009 12:58:43 PM
treasure-transporter	$100.00	$100.00	10/16/2009 1:00:27 PM
grammaspurse	$50.00	$50.00	10/16/2009 1:42:17 PM
bsh297	$25.00	$25.00	10/16/2009 1:46:42 PM
jcw3rd	$25.00	$25.00	10/16/2009 2:38:23 PM
smart-gold	$25.00	$25.00	10/16/2009 3:04:43 PM
Mikale360	$25.00	$25.00	10/16/2009 4:02:21 PM
brightest-economy-tsunami	$25.00	$25.00	10/16/2009 4:05:59 PM
skuba	$25.00	$25.00	10/2/2009 4:16:42 PM
Phantom99	$25.00	$25.00	10/2/2009 4:17:47 PM
inventive-exchange	$25.00	$25.00	10/2/2009 4:18:03 PM
PatRichi	$25.00	$25.00	10/2/2009 4:18:15 PM
LenderDan	$100.00	$100.00	10/2/2009 4:18:26 PM
soldadoz	$25.00	$25.00	10/2/2009 4:18:38 PM
shawnw2	$50.00	$50.00	10/2/2009 4:15:08 PM
Artist_Blue	$25.00	$25.00	10/2/2009 4:18:53 PM
personal-lender	$25.00	$25.00	10/2/2009 4:18:57 PM
Casper00	$50.00	$50.00	10/2/2009 4:15:16 PM
chlebie	$50.00	$50.00	10/2/2009 4:16:55 PM
Gabriel02	$25.00	$25.00	10/2/2009 4:17:08 PM
zoomdrm57	$25.00	$25.00	10/2/2009 4:16:47 PM
tidy-peace	$25.00	$25.00	10/2/2009 4:17:26 PM
gracej	$25.00	$25.00	10/2/2009 4:18:29 PM
unitedins	$25.00	$25.00	10/2/2009 4:18:48 PM
coolspeed	$25.00	$25.00	10/2/2009 4:17:49 PM
unk1911	$25.00	$25.00	10/2/2009 4:17:51 PM
power-collider	$25.00	$25.00	10/2/2009 4:18:00 PM
jonn834	$25.00	$25.00	10/2/2009 4:18:05 PM
yukongin	$25.00	$25.00	10/2/2009 4:18:23 PM
RationalWorld	$25.00	$25.00	10/2/2009 4:18:31 PM
zento	$25.00	$25.00	10/2/2009 4:24:22 PM
twjh	$25.00	$25.00	10/2/2009 4:33:36 PM
mlpinz	$50.00	$50.00	10/2/2009 6:35:19 PM
FG9YTR	$25.00	$25.00	10/2/2009 4:39:52 PM
junes08	$50.00	$50.00	10/2/2009 10:24:44 PM
Pickmar	$25.00	$25.00	10/3/2009 1:39:21 PM
herman7	$25.00	$25.00	10/3/2009 7:58:50 PM
the-profit-oracle	$27.58	$27.58	10/5/2009 12:21:35 AM
totoro	$25.00	$25.00	10/5/2009 4:59:36 AM
podosphero	$29.51	$29.51	10/5/2009 7:27:20 PM
Syzygy	$25.00	$25.00	10/5/2009 6:01:07 PM
massuot	$25.00	$25.00	10/6/2009 8:21:17 AM
payout-magician	$50.00	$50.00	10/6/2009 10:14:59 PM
pegroid	$50.00	$50.00	10/7/2009 9:43:50 AM
CAGE-Investments	$50.00	$50.00	10/7/2009 10:00:44 AM
blue-relay	$25.00	$25.00	10/8/2009 11:28:53 AM
ruler1	$29.66	$29.66	10/9/2009 10:12:31 PM
dpries123	$25.00	$25.00	10/10/2009 8:39:57 PM
Kesselschlacht	$30.00	$30.00	10/10/2009 9:35:28 PM
building_community	$25.00	$25.00	10/11/2009 11:05:13 AM
LesPaul1	$25.00	$25.00	10/10/2009 9:19:22 PM
ekmendenhall	$50.00	$50.00	10/12/2009 7:10:47 AM
clearviewcapital	$25.00	$25.00	10/12/2009 3:29:02 PM
Feyenoord	$25.00	$25.00	10/13/2009 3:28:49 PM
GeoLender	$25.00	$25.00	10/13/2009 6:27:03 PM
icon7	$25.00	$25.00	10/13/2009 6:41:15 PM
privatebankerva	$25.00	$25.00	10/13/2009 8:33:02 PM
MStackIV	$48.52	$48.52	10/14/2009 12:53:13 PM
truth-silo	$59.16	$59.16	10/14/2009 4:39:01 PM
sharp-credit	$246.81	$246.81	10/14/2009 4:40:15 PM
Kessler	$25.00	$25.00	10/14/2009 5:48:13 PM
nashibaksi	$25.00	$25.00	10/14/2009 6:18:50 PM
PersonalBnkr	$25.00	$25.00	10/14/2009 7:04:34 PM
kristl	$25.00	$25.00	10/14/2009 8:51:46 PM
rocky1a	$25.00	$25.00	10/15/2009 12:17:42 PM
ManhattanLender	$25.00	$25.00	10/15/2009 1:44:51 PM
classiccitizen	$30.00	$30.00	10/15/2009 4:17:44 PM
best-generosity-financier	$25.00	$25.00	10/15/2009 8:03:17 PM
Lender0307	$25.00	$25.00	10/16/2009 9:20:33 AM
loan-eagle9	$25.00	$25.00	10/16/2009 9:45:22 AM
pgmark	$25.00	$25.00	10/16/2009 8:31:40 AM
crw1950	$50.00	$50.00	10/16/2009 11:00:53 AM
CashBank	$25.00	$25.00	10/16/2009 9:36:29 AM
well-mannered-income3	$25.00	$25.00	10/16/2009 9:52:25 AM
Leshan	$50.00	$50.00	10/16/2009 12:36:20 PM
bondhedger	$25.00	$25.00	10/16/2009 1:12:02 PM
libraryfrenzy	$25.00	$25.00	10/16/2009 1:45:32 PM
gluon	$50.00	$50.00	10/16/2009 2:48:03 PM
reflective-rupee	$25.00	$25.00	10/16/2009 3:06:20 PM
fulfilling-commitment	$50.00	$50.00	10/16/2009 3:39:00 PM
167 bids
Borrower Payment Dependent Notes Series 427218
This series of Notes was issued and sold upon the funding of the borrower loan #39067, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-07-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 15.01%	Starting monthly payment:	$32.94
Final lender yield:	7.70%	Final borrower rate/APR:	8.70% / 12.24%	Final monthly payment:	$31.66

Auction yield range:	4.27% - 10.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2002	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$444	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Wise-Wizard	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
College/laptop/credit improvment
Purpose of loan: This loan will be used to buy books, a new laptop and other school expenses. I really don't need this loan. I have the money; I just need the loan to improve my credit score. I have a net worth of close to $30,000. I am a Finance major and plan on getting a job in the industry within the next five years, when I get out of the military. To get a good job in the finance sector you have to have an excellent credit history. I have only one installment loan in my credit history so I need a couple more loans to improve my score. Thanks for helping me out? Also I plan on paying the loan off in a year. Thanks

My financial situation: I am a good candidate for this loan because I have no outstanding debt at this time. I'm also in the military and I get paid every two weeks regardless.

Monthly net income: $ $4500.00

Monthly expenses:
Housing: $ 0??
Insurance: $ 0?
Car expenses: $ 0
Utilities: $ 0?
Phone, cable, internet: $ 0??
Food, entertainment: $ 20??
Clothing, household expenses $ 0??
Credit cards and other loans: $ 20??
Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hellasow	$25.00	$25.00	10/7/2009 6:42:04 PM
gjm6d	$27.00	$27.00	10/20/2009 5:48:58 AM
wealth-safehouse9	$25.00	$25.00	10/20/2009 8:47:10 AM
intuitive-deal5	$50.00	$50.00	10/20/2009 10:06:33 AM
kf88	$30.00	$30.00	10/20/2009 1:11:37 PM
fire_torf	$25.00	$25.00	10/20/2009 8:33:53 PM
Halos2002	$100.00	$100.00	10/21/2009 7:58:37 AM
ScottFinance	$25.00	$25.00	10/21/2009 8:10:34 AM
bankar	$25.00	$25.00	10/21/2009 10:37:39 AM
Astyanax	$25.00	$25.00	10/21/2009 12:37:26 PM
WorkingTA	$30.00	$10.80	10/21/2009 2:33:31 PM
jybank	$25.00	$25.00	10/21/2009 4:13:04 PM
TBCapitol	$57.20	$57.20	10/21/2009 4:13:47 PM
justin323	$25.00	$25.00	10/15/2009 4:48:17 PM
JerryB96	$25.00	$25.00	10/17/2009 6:30:41 PM
thegreatstrafe	$25.00	$25.00	10/20/2009 6:50:22 PM
Dollars4Rent	$25.00	$25.00	10/20/2009 7:25:56 PM
G-Love	$200.00	$200.00	10/21/2009 3:37:17 AM
brightest-economy-tsunami	$50.00	$50.00	10/21/2009 3:16:09 PM
generous-deal6	$25.00	$25.00	10/21/2009 2:59:44 PM
Rob717171	$150.00	$150.00	10/21/2009 4:08:16 PM
Hawkeyebank	$25.00	$25.00	10/21/2009 4:12:36 PM
22 bids
Borrower Payment Dependent Notes Series 428058
This series of Notes was issued and sold upon the funding of the borrower loan #39070, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-13-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 24.96%	Starting monthly payment:	$37.75
Final lender yield:	16.85%	Final borrower rate/APR:	17.85% / 21.59%	Final monthly payment:	$36.08

Auction yield range:	8.27% - 20.15%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	9.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1996	Debt/Income ratio:	19%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	17y 5m
Amount delinquent:	$0	Revolving credit balance:	$79,780	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	upbeat-marketplace	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Card
Purpose of loan:
This loan will be used to attack one of many credit cards that I used to remodel my home.? The banks have taken advantage of this recession, as many of you know, and have lowered my available credit, as well as raised my interest rates, all without me ever missing a payment.? I have several cards that had very, very large available credit lines and had credit running on them that was at or around 7%.? Bank of America, Washington Mutual (Chase) and worst of all Advanta has changed my rates over the last several months.? Some I have paid off, some are almost paid off.? The worst one is Advanta (which is now out of business).? They raised my rate from 3.99 to 30.99%.? I have paid down the $12,000 that was owed down to $4000, but I want out from under the burden of such high interest ASAP.? This loan is a test of Prosper.com, as well as a step in getting rid of one more corrupt credit card company.

My financial situation:
I am a good candidate for this loan because I never miss a payment.? I also have a very good paying job in a necessary field, even in this economy.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 1500
??Insurance: $?150
??Car expenses: $ 0
??Utilities: $ 75
??Phone, cable, internet: $ 50
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $?
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the break down of all the revolving debt? Is there any home equity lines in the revolving debt or is it all credit cards? Please break down revolving debt and show (amount owed, interest rate, terms, and payments) - the-profit-oracle
A: $48,000 is is a Home Equity Line of Credit. The rest is all made up of credit cards that I used to do a major home remodel (we won an award that the city gives out yearly) However, my house is not worth what I put into it...Oh well. Now I'm just trying to get out of this stupid credit card cycle, where they can just jack my rates whenever they want. (Oct-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	10/16/2009 3:13:36 PM
OPEO	$50.00	$50.00	10/17/2009 7:10:03 AM
Sol_Invictus	$25.00	$25.00	10/17/2009 11:17:36 AM
dudebrah	$25.00	$25.00	10/19/2009 12:36:25 PM
sknop64	$25.00	$25.00	10/19/2009 7:54:34 PM
Bank_Of_XL	$100.00	$100.00	10/20/2009 6:15:16 AM
Happyhourcomics	$25.00	$25.00	10/20/2009 12:13:02 PM
JTHarris	$50.00	$50.00	10/20/2009 12:49:05 PM
kilpat	$25.67	$25.67	10/20/2009 1:33:13 PM
I_want_to_help_you	$25.00	$25.00	10/20/2009 2:19:09 PM
Doogles02	$57.71	$57.71	10/20/2009 2:37:40 PM
well-mannered-income3	$25.00	$25.00	10/20/2009 2:51:27 PM
Kyileo	$50.00	$50.00	10/20/2009 3:41:28 PM
icon7	$25.00	$25.00	10/20/2009 2:58:28 PM
jybank	$25.00	$25.00	10/20/2009 3:30:40 PM
8bitnintendo	$25.00	$25.00	10/20/2009 2:30:02 PM
Techne_Funds_LLC	$25.00	$25.00	10/20/2009 3:46:26 PM
wwwUniversal	$25.00	$25.00	10/20/2009 3:50:57 PM
fantastic-cash	$25.00	$25.00	10/20/2009 10:12:59 AM
generous-deal6	$25.00	$25.00	10/20/2009 1:31:37 PM
lender-1	$50.00	$50.00	10/20/2009 1:40:00 PM
nurat	$40.00	$40.00	10/20/2009 2:09:45 PM
meggo33	$25.00	$25.00	10/20/2009 3:13:07 PM
sjvicker	$25.00	$25.00	10/20/2009 3:20:03 PM
classiccitizen	$26.20	$26.20	10/20/2009 2:18:14 PM
bullwink27	$25.00	$25.00	10/20/2009 2:19:13 PM
brightest-economy-tsunami	$25.00	$25.00	10/20/2009 2:53:20 PM
Engineer44	$30.00	$0.42	10/20/2009 3:56:16 PM
bill-expert	$100.00	$100.00	10/20/2009 3:57:30 PM
29 bids
Borrower Payment Dependent Notes Series 428504
This series of Notes was issued and sold upon the funding of the borrower loan #39082, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-14-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$82.16
Final lender yield:	26.47%	Final borrower rate/APR:	27.47% / 29.81%	Final monthly payment:	$82.16

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1996	Debt/Income ratio:	30%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	7y 0m
Amount delinquent:	$0	Revolving credit balance:	$9,711	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	hcpc1313	Borrower's state:	Virginia	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	600-620 (May-2008) 580-600 (Aug-2006)
Principal balance:	$1,742.79	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Helping A Sister In Need
Purpose of loan:
This loan will be used to?
Help my sister. Like millions of people, my sister has been affected by the recession, losing her job of 24yrs. Having been unemployed for 10 months now, she is close to having to make the tough decisions, like selling her home of 15yrs. to avoid foreclosure.
Well thankfully it has not come down to that, and i want to help her stay in the home she has come to adore, so that is what this loan would do.

My financial situation:
I am a good candidate for this loan because?
I have stable employment/income, in a very stable and growing field(info technology).
I have a proven track record for paying on time and as agreed upon. I have been employed at the same company for 7yrs.

Monthly net income: $
4,200
Monthly expenses: $
??Housing: $ 825
??Insurance: $ 80
??Car expenses: $
??Utilities: $ 150
??Phone, cable, internet: $ 80
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 425
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$200.00	$200.00	10/14/2009 4:10:53 PM
well-mannered-income3	$25.00	$25.00	10/17/2009 9:32:15 AM
MoneyForNothing	$25.00	$25.00	10/21/2009 6:28:54 AM
beans53	$25.00	$25.00	10/21/2009 7:08:42 AM
noble-revenue	$100.00	$100.00	10/21/2009 9:21:16 AM
reflective-rupee	$1,000.00	$517.16	10/21/2009 9:15:35 AM
Credit2Prosper	$25.00	$25.00	10/21/2009 10:33:03 AM
srthsvghdthtr	$25.00	$25.00	10/21/2009 11:14:32 AM
skaught	$50.00	$50.00	10/21/2009 12:34:13 PM
PotBellyPete	$50.00	$50.00	10/21/2009 11:48:57 AM
Happyhourcomics	$25.00	$25.00	10/21/2009 2:37:21 PM
icon7	$50.00	$50.00	10/21/2009 12:56:31 PM
Ray3486	$25.00	$25.00	10/21/2009 2:07:14 PM
ohmarkybaby	$101.68	$101.68	10/21/2009 3:59:25 PM
Engineer44	$30.00	$30.00	10/21/2009 4:04:43 PM
euphoria8	$25.00	$25.00	10/19/2009 8:16:24 AM
IPG1	$25.00	$25.00	10/20/2009 9:42:18 AM
intelligent-yield	$25.00	$25.00	10/20/2009 4:46:34 PM
zone6	$100.00	$100.00	10/20/2009 5:00:12 PM
reflective-rupee	$25.00	$25.00	10/20/2009 4:57:51 PM
building_community	$25.00	$25.00	10/21/2009 9:19:38 AM
monstersdad	$26.16	$26.16	10/21/2009 11:14:17 AM
mhombre	$50.00	$50.00	10/21/2009 9:27:09 AM
mercuriant	$25.00	$25.00	10/21/2009 10:58:14 AM
Gaelicman	$50.00	$50.00	10/21/2009 12:12:59 PM
fireferd	$100.00	$100.00	10/21/2009 10:14:42 AM
ohmarkybaby	$50.00	$50.00	10/21/2009 1:51:58 PM
ag-ventures	$25.00	$25.00	10/21/2009 2:31:12 PM
fiserve4u	$50.00	$50.00	10/21/2009 12:52:18 PM
orange-unequaled-bid	$25.00	$25.00	10/21/2009 3:46:40 PM
Laima	$25.00	$25.00	10/21/2009 2:08:40 PM
brightest-economy-tsunami	$25.00	$25.00	10/21/2009 3:09:17 PM
XayV03	$50.00	$50.00	10/21/2009 4:00:04 PM
33 bids
Borrower Payment Dependent Notes Series 428558
This series of Notes was issued and sold upon the funding of the borrower loan #39058, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-14-2009
				Auction end date:	Oct-21-2009

Starting lender yield:	31.50%	Starting borrower rate/APR:	32.50% / 34.92%	Starting monthly payment:	$87.66
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$80.95

Auction yield range:	11.27% - 31.50%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2001	Debt/Income ratio:	16%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$93	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	44	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	entrepreneur1983	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	720-740 (Latest)
Principal borrowed:	$2,175.00	< mo. late:	0 ( 0% )	700-720 (Sep-2008) 700-720 (Jul-2008)
Principal balance:	$1,364.41	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying Off Wife's Credit Cards
Purpose of this loan: Will be used to consolidate my wife's credit accounts and decrease her debt to credit ratio.

Delinquencies were from school loans that I couldn't pay at the time, and hurt my credit score tremendously.

Montly Review
My income: $1600
Expenses $595 Mortage
$47 Insurance
$200 Gas
$100 Utilities
$80 Cable
$50 Clothing, Household Items
$150 Entertainment
$100 Cell Phone
$120 School Loan
$100 Life Insurance
$75 Prosper Loan

Wife's Review
Income: $1000
$275 Car
$120 Insurance
$75 Gas
$125 Cell Phone
?$150 Entertainment
$150 Credit Cards

Thank you for looking!

Please note I have a current prosper loan, that has never been late.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Two questions: 1.Is your house worth more than what you owe? 2.When you took your first Prosper loan, you said that both you and your wife were debt free. How has she accumulated debt, and what has changed to remedy the situation? Thanks - Lender_1972
A: 1. Yes, our house it worth $85K, with a current balance of $60K. 2. When we moved to our current house she got a new job with promises of 40 hour weeks, she quit after only getting 14 hours some weeks. Found a different job (while taking a pay cut) and that is when her debt began to grow little by little. A shirt, some gas, food and other misc. charges. Her old job a couple of months ago offered her a manager position with increased pay. So now, she was wanting to get a lower interest rate loan (Oct-16-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

zone8	$25.00	$25.00	10/14/2009 4:10:14 PM
Prezotus	$25.00	$25.00	10/14/2009 4:11:32 PM
Halos2002	$50.00	$50.00	10/14/2009 4:12:30 PM
VBAces	$25.00	$25.00	10/14/2009 4:12:38 PM
thedreamer	$25.00	$25.00	10/14/2009 4:10:33 PM
YogaDude34	$25.00	$25.00	10/14/2009 4:12:50 PM
GElender	$25.00	$25.00	10/14/2009 4:12:52 PM
visionary-currency	$25.00	$23.54	10/14/2009 4:15:31 PM
IPG1	$25.00	$25.00	10/14/2009 8:29:30 PM
marwadi-62	$25.00	$25.00	10/15/2009 4:37:21 PM
icon7	$25.00	$25.00	10/15/2009 5:10:17 PM
festivecpl	$25.00	$25.00	10/16/2009 8:51:59 PM
theonezozo	$25.00	$25.00	10/19/2009 10:58:44 AM
brilliant-balance	$25.00	$25.00	10/20/2009 7:35:30 AM
generous-deal6	$25.00	$25.00	10/20/2009 11:54:04 AM
JTHarris	$25.00	$25.00	10/20/2009 1:05:02 PM
zone6	$65.00	$65.00	10/20/2009 5:15:15 PM
enriched-truth	$26.80	$26.80	10/20/2009 6:06:11 PM
GOPHERBOY	$25.00	$25.00	10/20/2009 6:18:54 PM
malomar66	$50.91	$50.91	10/20/2009 8:46:16 PM
jybank	$25.00	$25.00	10/20/2009 11:10:52 PM
MoneyForNothing	$25.00	$25.00	10/21/2009 6:32:31 AM
mwb	$25.00	$25.00	10/21/2009 7:43:47 AM
rapid-balance	$25.00	$25.00	10/21/2009 7:39:00 AM
sunnygee	$25.00	$25.00	10/21/2009 6:31:01 AM
marala4285	$25.00	$25.00	10/21/2009 9:49:29 AM
PotBellyPete	$75.00	$75.00	10/21/2009 11:51:09 AM
credit-missile	$105.41	$105.41	10/21/2009 1:16:43 PM
credit-maestro	$61.74	$61.74	10/21/2009 1:07:03 PM
unixx	$41.00	$41.00	10/21/2009 1:52:14 PM
first-genuine-bid	$50.00	$50.00	10/21/2009 1:02:01 PM
ohmarkybaby	$50.00	$50.00	10/21/2009 1:55:09 PM
well-mannered-income3	$25.00	$25.00	10/21/2009 2:52:44 PM
fireferd	$50.00	$50.00	10/21/2009 3:27:45 PM
bondhedger	$25.00	$25.00	10/21/2009 3:51:38 PM
AF-Chief	$25.00	$25.00	10/14/2009 4:14:40 PM
SNH	$50.00	$50.00	10/14/2009 4:15:30 PM
the-profit-oracle	$25.00	$25.00	10/14/2009 6:26:51 PM
Thunder08	$25.00	$25.00	10/15/2009 5:30:52 PM
reflective-rupee	$25.00	$25.00	10/15/2009 7:24:17 PM
community-gyration7	$50.00	$50.00	10/16/2009 6:56:10 AM
FinanceEngine	$25.00	$25.00	10/16/2009 10:29:59 AM
srfb973	$35.00	$35.00	10/16/2009 2:09:38 PM
4mydaughterseducation	$25.00	$25.00	10/16/2009 6:07:38 PM
JTHarris	$25.00	$25.00	10/18/2009 9:08:17 AM
Packers18	$50.00	$50.00	10/21/2009 2:02:56 AM
privatebankerva	$25.00	$25.00	10/21/2009 8:12:09 AM
umfan123	$27.85	$27.85	10/21/2009 8:51:23 AM
balance-warrior	$25.00	$25.00	10/21/2009 8:29:16 AM
realtormoises	$25.00	$25.00	10/21/2009 9:41:43 AM
spike22	$26.62	$26.62	10/21/2009 10:55:24 AM
credit-coach118	$25.00	$25.00	10/21/2009 8:36:34 AM
Rule62	$25.00	$25.00	10/21/2009 8:51:33 AM
XayV03	$50.00	$50.00	10/21/2009 11:30:17 AM
Gaelicman	$111.13	$111.13	10/21/2009 12:14:21 PM
brightest-economy-tsunami	$25.00	$25.00	10/21/2009 3:12:55 PM
orange-unequaled-bid	$50.00	$50.00	10/21/2009 3:56:50 PM
57 bids
Borrower Payment Dependent Notes Series 429096
This series of Notes was issued and sold upon the funding of the borrower loan #39053, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-19-2009
				Auction end date:	Oct-20-2009

Starting lender yield:	21.01%	Starting borrower rate/APR:	22.01% / 24.53%	Starting monthly payment:	$57.29
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.51%	Final monthly payment:	$56.51

Auction yield range:	8.27% - 21.01%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2004	Debt/Income ratio:	12%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,307	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	pure-velocity	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car repair loan
Purpose of loan:
This loan will be used to?
I have a 95 thunderbird sc and I just finished paying off the 5000 dollar loan and then I blew the head gasket. For a complete tune up and to repair the head gasket it will be 1500.00 I can easily afford that I just won't be able to save that amount of money for a few months and I can't wait that long to get it fixed. I have adjusted the amount because i got a new estimate.

My financial situation:
I am a good candidate for this loan because?
I still live at with my parents so I dont have any rent to pay. I have no delinquent accounts becasue i always pay every month on time. And I can do long term loans without missing a payment becasue the loan I got for the car was 5000 over 5 years and i never was late on a payment.

Monthly net income: $ 1600.00

Monthly expenses: $
??Housing: $ 0.00
? Insurance: $ 133.00
??Car expenses: $ 0.00
??Utilities: $ 0.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 200.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

funds-dominator	$25.00	$25.00	10/19/2009 12:52:03 PM
Skramar	$25.00	$25.00	10/19/2009 12:52:26 PM
laredotornado	$25.00	$25.00	10/19/2009 12:52:45 PM
truth-futurist	$25.00	$25.00	10/19/2009 12:53:28 PM
power-collider	$25.00	$25.00	10/19/2009 12:53:40 PM
Dutchhunter	$25.00	$25.00	10/19/2009 12:53:49 PM
Aquani	$50.00	$50.00	10/19/2009 12:54:01 PM
KLVLOPZ64	$25.00	$25.00	10/19/2009 12:51:56 PM
blessedpair	$25.00	$25.00	10/19/2009 12:52:10 PM
VentureExplorer	$25.00	$25.00	10/19/2009 12:54:07 PM
pbr	$25.00	$25.00	10/19/2009 12:52:01 PM
beyondmanagement	$25.00	$25.00	10/19/2009 12:52:59 PM
flaparty	$50.00	$50.00	10/19/2009 12:53:11 PM
don8ter	$25.00	$25.00	10/19/2009 12:53:36 PM
unitedins	$25.00	$25.00	10/19/2009 12:53:57 PM
wayman	$50.00	$18.29	10/19/2009 12:54:11 PM
spy0	$25.00	$25.00	10/20/2009 7:39:51 AM
Syzygy	$25.00	$25.00	10/20/2009 2:13:40 PM
interstellar	$46.25	$46.25	10/20/2009 4:42:22 PM
roadster199	$25.00	$25.00	10/20/2009 5:18:49 PM
mstebnicki	$25.00	$25.00	10/19/2009 12:52:14 PM
xstreamin	$25.00	$25.00	10/19/2009 12:52:17 PM
sambog	$25.00	$25.00	10/19/2009 12:52:23 PM
transparency-giant	$25.00	$25.00	10/19/2009 12:52:38 PM
ThomasCrown	$30.00	$30.00	10/19/2009 12:53:05 PM
jdrez	$25.00	$25.00	10/19/2009 12:53:24 PM
Dunndeal4u	$25.00	$25.00	10/19/2009 12:52:07 PM
capital-duckling	$25.00	$25.00	10/19/2009 12:52:30 PM
Tikibarman	$50.00	$50.00	10/19/2009 12:52:33 PM
Financer	$50.00	$50.00	10/19/2009 12:52:36 PM
decisive-capital	$50.00	$50.00	10/19/2009 12:53:20 PM
bluesheep	$25.00	$25.00	10/19/2009 12:53:32 PM
yukongin	$25.00	$25.00	10/19/2009 12:53:46 PM
martinatime	$25.00	$25.00	10/19/2009 12:51:59 PM
fortytwo	$100.00	$100.00	10/19/2009 12:52:41 PM
cathexis	$25.00	$25.00	10/19/2009 12:52:48 PM
cpaphoto	$25.00	$25.00	10/19/2009 12:53:02 PM
DublinCaLender	$25.00	$25.00	10/19/2009 12:53:16 PM
sociallender	$25.00	$25.00	10/19/2009 12:59:21 PM
building_community	$25.00	$25.00	10/19/2009 1:07:23 PM
bid-wonder	$25.00	$25.00	10/19/2009 1:06:12 PM
loan_doctor	$25.00	$25.00	10/19/2009 1:23:25 PM
EngineersAlliance	$55.46	$55.46	10/19/2009 1:17:27 PM
tracyjo	$25.00	$25.00	10/19/2009 6:51:42 PM
the-profit-oracle	$25.00	$25.00	10/19/2009 8:57:17 PM
dt_one	$25.00	$25.00	10/19/2009 11:08:29 PM
Bank_Of_XL	$50.00	$50.00	10/20/2009 6:21:54 AM
IPG1	$25.00	$25.00	10/20/2009 6:12:33 AM
felicity-daydream	$25.00	$25.00	10/20/2009 1:24:34 PM
49 bids